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                                                                   EXHIBIT 10.14

                        EXECUTIVE EMPLOYMENT AGREEMENT

     This EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made as of the 18th day of August, 1999, between Wyndham International, Inc., a Delaware corporation ("Employer"), and James D. Carreker ("Executive"), but it shall become effective only on the date set forth in paragraph 25 below (the "Effective Date").

     WHEREAS, Executive has previously had a valued association with Patriot American Hospitality, Inc., a Virginia corporation ("Previous Employer") and a predecessor of Previous Employer, Wyndham Hotel Corporation, a Delaware corporation ("WHC");

     WHEREAS, Executive has previously entered into an Executive Employment Agreement with Previous Employer, which has been subsequently assumed and honored by Employer (the "Prior Agreement");

     WHEREAS, Executive currently serves as CEO of Employer.

     WHEREAS, Employer, acting by and through the Board of Directors of Employer (the "Board"), now desires to terminate the Prior Agreement and supercede the Prior Agreement with this Agreement to better ensure the future of Employer by establishing a continuing relationship with Executive;

     WHEREAS, Executive, seeking to serve the best interests of Employer, is agreeable to terminating the Prior Agreement and superceding the Prior Agreement with this Agreement on the terms herein provided;

     WHEREAS, as an additional inducement to Executive to enter into this Agreement,
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Employer shall, on the Effective Date enter into a separate "indemnification agreement" with Executive in the form attached hereto as Exhibit A (the "Indemnification Agreement");

     WHEREAS, as an additional inducement to Executive to enter into this Agreement, Employer shall, as of the Effective Date grant Executive an option (such option being herein referred to as the "Stock Options") to purchase a certain number of "Shares" (herein so called) of common stock of Employer at a floor price of $5.00 per each of the Shares and as otherwise set forth in the Agreement attached hereto as Exhibit B (the "Option Agreement"); and

     WHEREAS, Executive is desirous of committing himself to serve Employer on the terms herein provided,

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration,, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Employment. The initial term of this Agreement shall extend from the Effective Date until the fifth anniversary of the Effective Date. On the third anniversary of the Effective Date and every even-numbered calendar year anniversary date thereafter (e.g., 2004, 2006. . .), the term of this Agreement shall be automatically extended for an additional two (2) years unless either party otherwise elects by notice in writing delivered to the other at least ninety (90) days prior to the third anniversary or ninety (90) days prior to the concerned even-numbered calendar year anniversary date thereafter; provided, however that this sentence shall not be deemed to reduce the five (5) year initial term of this Agreement; provided, further, that if a Change in Control (as hereinafter defined) occurs during the initial or extended term of this Agreement, the term of this Agreement shall continue in effect for a period of not less than eighteen (18) months

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EXECUTIVE EMPLOYMENT AGREEMENT                                            Page 2
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beyond that month in which that Change in Control occurred. The term of the
Agreement shall be subject to termination only as provided in paragraph 7. The term of this Agreement may be referred to herein as the "Period of Employment."

2. Position and Duties. During the Period of Employment, Executive shall serve as Chairman and Chief Executive Officer of Employer, reporting to the Board; shall have supervision and control over and responsibility for the day-to-day business and affairs of Employer; and shall have such other powers and duties as may from time to time be prescribed by the Board, provided that such duties are consistent with the normal and customary responsibilities of a Chairman and Chief Executive Officer. Should, during the Period of Employment, Executive not be nominated to serve (or, if nominated, not be elected to serve) as a director or member of the Board, then Executive may, as provided in subparagraph 7(e), terminate his employment hereunder, which termination shall be deemed to be for Good Reason, as defined in subparagraph 7(e). Except as provided otherwise herein, Executive shall devote his full working time and working efforts to the business and affairs of Employer and Previous Employer. Notwithstanding the foregoing, Executive may serve on other boards of directors or engage in religious, charitable, or other community activities as long as such services and activities are disclosed to the Board and do not materially interfere with Executive's performance of his duties as provided in this Agreement.

3.   Compensation and Related Matters

     (a) Base Salary. Initially, Executive shall receive an annual minimum base salary ("Base Salary") equal to Six Hundred Thousand Dollars and No/100 Cents ($600,000.00). Thereafter, Executive's Base Salary shall be redetermined at least thirty (30) days before each

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EXECUTIVE EMPLOYMENT AGREEMENT                                            Page 3
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annual compensation determination date established by Employer during the Period of Employment but in any event no later than the first quarter of the applicable fiscal year (the "Annual Compensation Determination Date") in an amount to be fixed by the Board, but in no event shall such re-determined Base Salary be less than $600,000.00. The Base Salary, as redetermined, is referred to herein as the "Adjusted Base Salary." The Base Salary or, if applicable, the Adjusted Base Salary, shall be payable in substantially equal bi-weekly installments.

     (b) Incentive Compensation. In addition to Base Salary or, if applicable, Adjusted Base Salary, Executive shall be eligible to receive in each fiscal year during the Period of Employment, on or about the Annual Compensation Determination Date (or earlier as provided in Paragraph 8 and 9 of this Agreement), cash incentive compensation (the "Incentive Compensation") in an amount determined annually by the Compensation Committee of the Board based on individual performance, "Employer EBITDA Achievement" (as hereinafter defined), and total return to shareholders. Incentive Compensation shall equal from zero to three times the then current Base Salary or, if applicable, Adjusted Base Salary. "Employer EBITDA Achievement" is the degree to which the annual budget established by Employer for earnings before interest, taxes, depreciation, and amortization is achieved. Notwithstanding the foregoing, the Incentive Compensation shall equal at least one hundred fifty percent (150%) of the Base Salary or, if applicable, Adjusted Base Salary for any year in which Employer EBITDA Achievement is one hundred percent (100%) or more ("Target Incentive Compensation").

     "Pro Rata Incentive Compensation" shall be paid to Executive for any termination. Pro Rata Incentive Compensation equals the Incentive Compensation for the fiscal year of termination multiplied by a fraction, the numerator of which is the number of days in the current

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EXECUTIVE EMPLOYMENT AGREEMENT                                            Page 4
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fiscal year through Date of Termination and the denominator is 365.

     If, for the purpose of calculating Incentive Compensation or Pro Rata Incentive Compensation, the Incentive Compensation cannot be determined by the time required to be paid, Employer shall make a good faith estimate of this amount, resolving all doubts in favor of Executive and, in calculating the Pro Rata Incentive Compensation, such good faith estimate shall be based on an amount Executive would have earned had he continued employment for the entire fiscal year.

     Executive will also participate in such other incentive compensation plans, policies or practices as the Board shall determine.

     (c) Expenses. Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures then in effect and established by Employer for its senior executive officers) in performing services hereunder during the Period of Employment, provided that Executive properly accounts therefor in accordance with Employer policy.

     (d) Country Club Entertainment Benefit. Employer shall, if Executive so requests, provide Executive with a country club membership at Preston Trails Golf Club (or an equivalent club selected by Executive) and pay or reimburse Executive for all charges for goods and services incurred relating to Employer's business and for all membership costs and dues incurred with regard thereto by or on behalf of Executive.

     (e) Automobile Allowance. Employer shall provide Executive with a company car or allowance therefor, which car or allowance shall be for, or sufficient for, a BMW 750i or

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EXECUTIVE EMPLOYMENT AGREEMENT                                            Page 5
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equivalent selected by Executive.


     (f) Air Travel Allowance. Executive, and, when requested by Executive, his spouse, shall be provided with or reimbursed for the cost of first-class or private aircraft travel when Executive is traveling on Employer's business, as and when Executive deems such travel to be required or convenient.

     (g) Other Benefits. During the Period of Employment, Executive shall be entitled to continue to participate in or receive benefits under all of Employer's Employee Benefit Plans in effect on the date hereof, or under plans or arrangements that provide Executive with at least substantially equivalent benefits to those provided under such Employee Benefit Plans. As used herein, "Employee Benefit Plans" include, without. limitation, each pension and retirement plan, supplemental pension, retirement and deferred compensation plan, savings and profit-sharing plan, stock ownership plan, stock purchase plan, stock option plan, life insurance plan, medical insurance plan, disability plan, and health and accident plan, or arrangement established and maintained by Employer on the date hereof and enhancements thereof hereafter made. To the extent that the scope or nature of benefits described in this section are determined based in whole or in part on the seniority or tenure of an employee's service, Executive shall be deemed to have a tenure with Employer equal to the actual time of Executive's service with Employer plus the actual service by Executive to the Previous Employer and to WHC. During the Period of Employment, Executive shall be entitled to participate in or receive benefits under any of the Employee Benefit Plans or arrangements that may, in the future, be made available by Employer to its executives and key management employees, subject to and on a basis consistent with the terms, conditions, and overall administration of such plans or arrangements. Nothing paid to Executive under the Employee Benefit Plans presently in effect or any employee benefit plan or

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EXECUTIVE EMPLOYMENT AGREEMENT                                            Page 6
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arrangement that may be made available in the future shall be deemed to be in lieu of compensation otherwise payable to Executive under subparagraphs 3(a) and 3(b) and elsewhere in this Agreement. Any payments or benefits payable to Executive under a plan or arrangement referred to in this subparagraph 3(g) in respect of any calendar year during which Executive is employed by Employer for less than the whole of such year shall, unless otherwise provided in such plan or arrangement, be prorated in accordance with the number of days in such calendar year during which he is so employed. Should any such payments or benefits accrue on a fiscal (rather than calendar) year, then the proration in the preceding sentence shall be on the basis of a fiscal year rather than calendar year.

     (h) Life Insurance. Employer shall pay the premiums on, and maintain in effect throughout the Period of Employment, a life insurance policy on the life of Executive in an amount of not less than $2,000,000.00. Executive shall have the right to designate the beneficiary under such policy.

     (i) Vacations. Executive shall be entitled to a minimum of twenty (20) days of paid vacation in each calendar year or such greater number of days as is determined by Employer from time to time for its senior executive officers. Executive shall also be entitled to all paid holidays given by Employer to its senior executive officers. To the extent that the scope or nature of benefits described in this section are determined under the policies of Employer, based in whole or in part on the seniority or tenure of an employee's service, Executive shall be deemed to have a tenure with Employer equal to the actual time of Executive's service with Employer plus the actual service by Executive to the Previous Employer and WHC.

     (j) Disability Insurance. Employer shall pay the premiums on, and maintain in

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EXECUTIVE EMPLOYMENT AGREEMENT                                            Page 7
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effect throughout the Period of Employment, long-term disability insurance providing for payment of benefits at rates not less than 60% of Executive's Base Salary or, if applicable, his Adjusted Base Salary.

     (k) Employer Property Usage Policy. During the Period of Employment and thereafter, unless Executive's employment by Employer terminates "For Cause" as that term is defined in subparagraph 7(c), Executive shall be provided with rights and benefits comparable to the standard rights and benefits provided to the Directors who are currently serving on the Board.

     (l) Comparability. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph 3, so long as Executive serves as the CEO of Employer, the sum of Executive's Base Salary or, if applicable, Adjusted Base Salary, and Target Incentive Compensation shall in no event be less than one hundred fifty percent (15 0%) of the sum of the Salary and Target Incentive Compensation paid to the next highest paid employee of the Employer and one hundred percent (100%) of each and all benefits under Employee Benefit Plans or otherwise awarded to any other employee of Employer. All other terms and provisions of this Agreement shall at all times be deemed amended to the end that such terms and provisions are at all times, and from time to time, at least as favorable to Executive as such terms and provisions would be under any other employment agreement to which Employer is a party.

4. Board Service. Executive agrees to serve as a director of Employer and Previous Employer, if elected or appointed, provided he is forever indemnified for serving in such capacities as set forth in the Indemnification Agreement, which indemnity shall survive the termination of the Indemnification Agreement and the termination of this Agreement. Employer will provide appropriate Directors' and Officers' Insurance naming Executive as a named

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EXECUTIVE EMPLOYMENT AGREEMENT                                            Page 8
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insured with limits of no less than provided to other officers and directors.

5.   Unauthorized Disclosure.

     (a) Confidential Information. Executive acknowledges that in the course of his employment with Employer (and, if applicable, the predecessors of Employer or Previous Employer or WHC), he has been allowed to become, and will continue to be allowed to become, acquainted with Employer's business affairs, information, trade secrets, and other matters that are of a proprietary or confidential nature, such as business opportunities, price and cost information, finance, customer information, business plans, various sales techniques, manuals, letters, notebooks, procedures, reports, products, processes, services, and other confidential information and knowledge (collectively, the "Confidential Information") concerning Employer's, Previous Employer's, and their respective predecessors' business. Employer agrees to provide, on an ongoing basis, such Confidential Information as Employer deems necessary or desirable to aid Executive in the performance of his duties. Executive understands and acknowledges that such Confidential Information is confidential, and he agrees not to disclose such Confidential Information to anyone outside Employer, except as he deems reasonably necessary or appropriate in connection with performing his duties on behalf of Employer. Executive further agrees that he will not during employment and/or at any time thereafter use such Confidential Information in competing, directly or indirectly, with Employer or Previous Employer. At such time as Executive shall cease to be employed by Employer, he will immediately turn over to Employer all Confidential Information, including papers, documents, writings, electronically stored information, other property, and all copies of them provided to or created by him during the course of his employment with Employer (or, if applicable, Previous Employer).

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EXECUTIVE EMPLOYMENT AGREEMENT                                            Page 9
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     (b)  Heirs, successors, and legal representatives. The foregoing provisions of this paragraph 5 shall be binding upon Executive's heirs, successors, and legal representatives. The provisions of this paragraph 5 shall survive the termination of this Agreement for any reason.

6. Covenant Not to Compete. In consideration for the Option Agreement, the Employer's promise to provide Confidential Information as set forth in Paragraph 5 above, and for Executive's employment by the Employer under the terms provided in this Agreement, and as a means to aid in the performance and enforcement of and preserve the rights of the Employer pursuant to the terms of the Unauthorized Disclosure provisions of Paragraph 5, Executive agrees as follows:

     (a) during the term of Executive's employment with the Employer and for a period of twenty-four (24) months thereafter, regardless of the reason for termination of employment, Executive will not, directly or indirectly, as an owner, director, principal, agent, officer, employee, partner, consultant, servant, or otherwise, carry on, operate, manage, control, or become involved in any manner with any business, operation, corporation, partnership, association, agency, or other person or entity which is in the business of owning, operating, managing or granting franchise rights with respect to the top ten branded hotel companies, as defined by accepted industry consultants, such as Price Waterhouse Coopers, in any city in which the Employer, or any subsidiary or affiliate of the Employer, operates any facility during Executive's term of Employment; provided, however, that the foregoing shall not prohibit Executive from owning up to one percent (1%) of the outstanding stock of a publicly held company engaged in the hospitality business or holding as a purely passive investor of less than a controlling interest in any other entity. Notwithstanding the foregoing, after Executive's employment with the Employer has terminated, upon receiving written permission by the Board,

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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 10
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Executive shall be permitted to engage in such activities with respect to any other hotel, motel or lodging facility that shall be determined in the sole discretion of the Board in good faith to be immaterial to the operations of the Employer, or any subsidiary or affiliate of the Employer, in the area or territory in question.

     (b) during the term of Executive's employment with the Employer and for a period of twenty-four (24) months thereafter, regardless of the reason for termination of employment, Executive will not, directly or indirectly, either for himself or for any other business, operation, corporation, partnership, association, agency, or other person or entity, call upon, compete for, solicit, divert, or take away, or attempt to divert or take away current or prospective customers (including, without limitation, any hotel owner, lessor or lessee, asset manager, trustee, consumer with whom the Employer, or any subsidiary or affiliate of the Employer, (i) has an existing agreement or business relationship; (ii) has had an agreement or business relationship within the two-year period preceding the Executive's last day of employment with the Employer; or (iii) has included as a prospect in its applicable pipeline) or any subsidiary or affiliate of the Employer.

     (c) during the term of Executive's employment with the Employer and for a period of twenty-four (24) months thereafter, regardless of the reason for termination of employment, Executive will not directly or indirectly solicit or induce any current or prospective employee of the Employer, or any subsidiary or affiliate of the Employer (including, without limitation, any current or prospective employee of the Employer within the six-month period preceding the Executive's last day of employment with the Employer or within the 24-month period of this covenant) to accept employment with Executive or with any business, operation, corporation, partnership, association, agency, or other person or entity with which Executive may be associated, and Executive will not employ or cause any business, operation, corporation,


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 11
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partnership, association, agency, or other person or entity with which Executive may be associated to employ any current or prospective employee of the Employer, or any subsidiary or affiliate of the Employer, without providing the Employer with ten (10) days' prior written notice of such proposed employment.

     (d) Executive agrees and acknowledges that the restrictions contained in this noncompetition covenant are reasonable in scope and duration and are necessary to protect the Employer's business interests and Confidential Information after the Effective Date of this Agreement. If any provision of this noncompetition covenant as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will no in way affect any other circumstance or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of this noncompetition covenant will cause irreparable damage to the Employer, and upon breach of any provision of this noncompetition covenant, the Employer shall be entitled to injunctive relief, specific performance, or other equitable relief provided, however, that this shall in no way limit any other remedies which the Employer may have (including, without limitation, the right to seek monetary damages).

     (e) Should Executive violate the provisions of this Paragraph, then in addition to all other rights and remedies available to the Employer at law or in equity, the duration of this covenant shall automatically be extended for the period of time from which Executive began

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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 12
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such violation until he permanently ceases such violation.

     (f) Should, however, Employer fail to timely pay any sums or otherwise fail to timely provide any benefit due and owing to Executive, his family, or his estate within ten (10) days after Executive or a representative or his family or estate notifies Employer in writing of a failure to timely pay any such sums or timely provide any such benefits, the provisions of this paragraph 6 shall no longer be binding and shall have no force or effect, unless and until Executive is, after a full and final hearing, found to be in material breach of this Agreement in an arbitrator's award made by an arbitrator appointed under paragraph 18 of this Agreement.

7. Termination. Executive's employment hereunder may be terminated without any breach of this Agreement under the following circumstances:

     (a) Death. Executive's employment hereunder shall terminate upon his death.

     (b) Disability. Employer shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Period of Employment. "Disability" means that as a result of Executive's incapacity due to physical or mental illness Executive shall have been absent from his duties hereunder or a full-time basis for one hundred eighty (180) calendar days in the aggregate in any twelve (12) month period (such period to not include, however, any time that Executive is on leave of absence as authorized by this Agreement or Employer's leave policies). A termination of the Executive's employment by Employer for Disability, shall after the 180 calendar day period described above in this subparagraph (7(b), be communicated to the Executive by written notice, and shall be effective on the 60th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 13
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     (c)  Termination by Employer For Cause. At any time during the Period of
Employment, Employer may terminate Executive's employment hereunder for Cause if such termination is approved by not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose. For purposes of this Agreement "Cause" shall mean: (i) the willful and continued failure of the Executive substantially to perform the Executive's duties under this Agreement (other than as a result of physical or mental illness or injury), after the Board delivers to the Executive a written demand for substantial performance and such nonperformance has continued for more than 60 days following written notice of nonperformance from the Board that specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties (provided, however, that Executive shall not be deemed to be in nonperformance if within such 60-day time period following receipt by Executive of such notice he has taken steps reasonably calculated to resolve such nonperformance); (ii) illegal conduct or gross misconduct by the Executive, that has resulted in material injury to the reputation of Employer; or (iii) a material breach by Executive of the covenants contained in paragraph 5 of this Agreement.

     (d) Termination Without Cause. At any time during the Period of Employment, Employer may terminate Executive's employment hereunder without (i.e., not for) Cause if such termination is approved by not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose. Further, any termination by Employer of Executive's employment that is not otherwise governed by this paragraph 7 shall also be deemed a termination without, or not for, Cause.

     (e) Termination by Executive. At any time during the Period of Employment, Executive may terminate his employment hereunder for any reason, including but not limited to


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 14
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"Good Reason" (as hereinafter defined). For purposes of this Agreement, "Good
Reason" shall mean that Executive has complied with the "Good Reason Process"
(as hereinafter defined) following the occurrence of any of the following events (referred to individually as a "Good Reason Event" and collectively as "Good Reason Events"): (A) any substantial adverse change, not consented to by Executive in a writing signed by him, in the nature or scope of Executive's responsibilities, authorities, powers, functions, or duties exercised by Executive immediately prior to the Effective Date, except as provided in paragraph 11; (B) any removal, during the Period of Employment, of Executive from, or any failure by management to nominate, or, if nominated, any failure by the stockholders to re-elect Executive to, any of the positions indicated in paragraph 2; (C) an involuntary reduction in Executive's Base Salary or Adjusted Base Salary or Target Incentive Compensation; (D) a breach by Employer of any of its other material obligations under this Agreement and the failure of Employer to cure such breach within thirty (30) days after written notice thereof by Executive; (B) the relocation of Employer's primary offices at which Executive is principally employed to a location more than thirty (30) miles from Executive's current offices, or the requirement by Employer for Executive to be based anywhere other than Employer's primary offices at such current location
[or more than 30 miles therefrom] on an extended basis, except for required travel on Employer's business to an extent substantially consistent with Executive's current business travel obligations; or (F) Employer gives notice of non-extension of the Period of Employment under paragraph 1 of this Agreement. "Good Reason Process" shall mean that (i) the Executive reasonably determines in good faith that a Good Reason Event has occurred; (ii) Executive notifies Employer in writing of the occurrence of the Good Reason Event; (iii) Executive cooperates in good faith with Employer's efforts, for a period not more than thirty (30) days following such notice, to modified Executive's employment


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 15
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situation in a manner acceptable to Executive and Employer; and (iv)
notwithstanding such efforts, one or more of the Good Reason Events continues to exist for a period of more than thirty (30) days following such notice and has not been modified in a manner acceptable to Executive.

     (f) Notice of Termination. Except for termination as specified in subparagraph 7(a), any termination of Executive's employment by Employer or any such termination by Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific provision in this Agreement relied upon.

     (g) Date of Termination. "Date of Termination" shall mean: (A) if Executive's employment is terminated by his death, the date of his death; (B) if Executive's employment is terminated on account of Disability under subparagraph 7(b) on the Disability Effective Date unless Executive returns to full-time performance of Executive's duties before the Disability Effective Date; (C) if Executive's employment is terminated by Employer under subparagraphs 7(c) or (d) thirty (30) days after the date on which a Notice of Termination is given; and
(D) if Executive's employment is terminated by Executive under subparagraph 7(e), thirty (30) days after the date on which a Notice of Termination is given.

8.   Compensation Upon Termination or During Disability

     (a) Death. If Executive's employment terminates by reason of his death, Employer shall, within thirty (30) days of death, pay in a lump sum amount to such person as his estate shall designate in a notice filed with Employer or, if no such person is designated, to Executive's estate, (i) Executive's accrued and unpaid Base Salary or, if applicable, his Adjusted Base


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 16
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Salary, through the date of his deaths and (ii) any accrued and any unpaid
Incentive Compensation and Pro Rata Incentive Compensation. Upon such death, all unvested stock options and stock-based grants shall immediately vest in Executive's estate or other legal representatives and become exercisable, and Executive's estate or other legal representatives shall have one (1) year from the Date of Termination, or remaining option term, if later, to exercise the stock options. For a period of five (5) years following the Date of Termination, Employer shall pay such health insurance premiums as may be necessary to allow Executive's spouse and other dependents to receive health insurance coverage substantially similar to the coverage they received prior to the Date of Termination.

     (b) Disability. During any period that Executive is unable to perform his duties hereunder as a result of incapacity due to physical or mental illness or injury, Executive shall continue to receive his accrued and unpaid Base Salary or, if applicable, his Adjusted Base Salary, and accrued and unpaid Incentive Compensation payments under subparagraph 3(b), until and unless Executive's employment is terminated due to Disability in accordance with subparagraph 7(b) or until Executive terminates his employment in accordance with subparagraph 7(e), whichever first occurs. In the event of termination due to Disability Employer shall, within thirty (30) days of the Disability Effective Date, pay in a lump sum amount to Executive (i) his accrued and unpaid Base Salary or, if applicable, his Adjusted Base Salary through the Date of Termination, plus (ii) any accrued and unpaid Incentive Compensation and Pro Rata Incentive Compensation. Upon the Disability Effective Date, all unvested stock options and stock-based grants shall immediately vest and become exercisable and Executive shall have one (1) year from the Date of Termination, or the remaining option term, if later, to exercise the stock options. For a period of two (2) years following the Date of


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 17
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Termination, Employer shall pay such health insurance premiums as may be necessary to allow Executive and Executive's spouse and other dependents, to receive health insurance coverage substantially similar to the coverage they received prior to the Date of Termination. Upon termination due to death prior to the Disability Effective Date, subparagraph 8(a) shall apply.

     (c) By Executive Not for Good Reason. If Executive's employment is terminated by Executive other than for Good Reason as provided in subparagraph 7(e), then Employer shall, through the Date of Termination, pay Executive (i) his accrued and unpaid Base Salary or, if applicable, his Adjusted Base Salary at the rate in effect on the date Notice of Termination is given, and (ii) any accrued, earned, and unpaid Incentive Compensation plus, (iii) such other benefits as are available under any Employer policy or practice then in effect. If Executive's employment is terminated by Executive other than for Good Reason as provided in subparagraph 7(e), all unvested stock options are forfeited on the Date of Termination and Executive shall have 90 clays from the Date of Termination to exercise any previously unexercised but then vested stock options.

     (d) By Executive for Good Reason; by Employer Without Cause. If Executive terminates his employment for Good Reason as provided in subparagraph 7(e) or if Executive's employment is terminated by Employer without Cause as provided in subparagraph 7(d), then Employer shall, through the Date of Termination, pay Executive (i) his accrued and unpaid Base Salary or, if applicable, his Adjusted Base Salary at the rate in effect on the date Notice of Termination is given, plus (ii) any accrued and unpaid Incentive Compensation and Pro Rata Incentive Compensation. Upon the Date of Termination, all unvested stock options and stock-based grants shall immediately vest and become exercisable, and Executive shall have one (1) year from the Date of Termination, or the remaining option term (not to exceed three (3) years),


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 18
if later, to exercise the stock options. For a period of three (3) years following the Date of Termination, Employer shall pay such health insurance premiums as may be necessary to allow Executive and Executive's spouse and other dependents to receive health insurance coverage substantially similar to coverage they received prior to the Date of Termination. In addition, subject to signing by Executive of a general release of claims in a form and manner satisfactory to the Executive and Employer:

          (1) Employer shall pay Executive, on the Date of Termination, such additional amounts to which Executive may be entitled in accordance with Employer's then current severance policies (the "Severance Amount"), provided that, at a minimum, Executive shall be entitled to receive an amount in a lump sum (the "Minimum Severance Amount") equal to the greater of(A) $3,000,000.00 or
(B) three (3) times the sum of the "Applicable Base Salary" plus the "Average Incentive Compensation."

     For purposes of this Agreement, "Applicable Base Salary" shall mean the greater of (aa) $600,000, or, (bb) such of the following alternatives as is applicable:

               (aaa) prior to January 1, 2000, Executive's Base Salary, or if applicable, Adjusted Base Salary; or

               (bbb) on or after January 1, 2000, the average of the annual Base Salary and, if applicable, Adjusted Base Salary, payable to Executive for the year of termination and the immediately preceding complete fiscal year which he was employed by Employer. The fiscal year ending December 31, 1999, shall be treated as a complete fiscal year.

     For purposes of this Agreement, "Average Incentive Compensation" shall mean such of


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 19
the following alternatives as is applicable:

               (aaaa) prior to January 1, 2000, Executive's Target Incentive Compensation;

               (bbbb) on or after January 1, 2000, and before January 1, 2001, the sum of Executive's Incentive Compensation for the fiscal year ending December 31, 1999, and Executive's Target Incentive Compensation for the fiscal year ending December 31, 2000, divided by two (2);

               (cccc) on or after January 1, 2001, the total of the annual Incentive Compensation payable to Executive for the two (2) immediately preceding complete fiscal years divided by two (2). The fiscal year ending December 31, 1999, shall be treated as a complete fiscal year.

     The Applicable Base Salary and Average Incentive Compensation shall each be determined as of the date of Notice of Termination or the Termination Date, whichever is more favorable to Executive.

     Notwithstanding the foregoing, in the event Executive terminates his employment for Good Reason as provided in subparagraph 7(e), he shall be entitled to the Severance Amount or, if applicable, the Minimum Severance Amount only if he provides the Notice of Termination provided for in subparagraph 7(f) within one hundred and twenty (120) days after Executive has informed Employer in writing of the occurrence of the Good Reason Event(s), on which his termination is based, pursuant to the provisions of subparagraph 7(e).

     Should Executive commence any new employment as an employee during the twenty-


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 20
four (24) months following the Date of Termination, then Employer shall be entitled to (1) 50% of the lesser of (i) all Executive's Base Salary, or if applicable, Adjusted Base Salary in effect at the Date of Termination or (ii) all sums paid to Executive as base compensation for such new employment (but not as incentive or other compensation) within the first twelve (12) months following the Date of Termination; and (2) 25% of the lesser of (i) all Executive's Base Salary, or if applicable, Adjusted Base Salary in effect at the Date of Termination or (ii) all sums paid to Executive as base compensation for such new employer (but not as incentive or other compensation) within the second twelve (12) months following the Date of Termination. The provisions of the preceding sentence shall not, however, apply to payments of the "Parachute Amount" (as herein defined).

          (2) In addition to any other benefits to which Executive may be entitled in accordance with Employer's then existing severance plans, policies or practices (for which Executive shall not be required to sign the above-referenced general release of claims), Employer shall:

               (aa) for a period of three (3) years commencing on the Date of Termination, provide Executive, at Employer's expense, with an office and all reasonable occupancy expenses associated therewith, and related telephone and telefax facilities, and an assistant at a location of Executive's choosing, provided that the office facilities shall be comparable to Executive's office at Employer on the Date of Termination; and,

               (bb) for a period of one (1) year commencing on the Date of Termination, pay for the cost of executive outplacement services selected by Executive for use in connection with obtaining alternate employment.


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 21

     (e) For Cause. If Executive's employment is terminated by Employer for Cause as provided in subparagraph 7(c), then Employer shall, through the Date of Termination, pay Executive his accrued and unpaid Base Salary or, if applicable, his Adjusted Base Salary at the rate in effect on the date Notice of Termination is given, plus his accrued, earned and unpaid Incentive Compensation.

     (f) Continuing Assistance. Regardless of the reason for the termination of Executive's employment, for a period of five (5) years beginning on the Date of Termination or the end of the Period of Employment, Employer will provide such reasonable assistance and support to Executive or his estate as he or such estate shall reasonably require in connection with the preparation and filing of tax returns, statements, and forms insofar as such returns, statements, or forms relate to Executive's employment or other association with Employer, Previous Employer, or any of their respective predecessors or affiliates. At Employer's election, such assistance and support shall be provided by either tax personnel from Employer or certified public accountants selected and compensated by Employer.

     (g) Payment Place and Due Date. All amounts due under this Agreement to Executive or his estate by Employer following the Date of Termination or the end of the Period of Employment shall be due and payable in Dallas County, Texas. On or before the tenth (1 0th) day following such Date of Termination or the date upon which the end of the Period of Employment occurs, except as otherwise expressly set forth in this Agreement, Employer shall (i) escrow all amounts due to Executive or his estate for the severance amount or minimum severance amount whichever is applicable (the "Escrowed Severance Payment"), and (ii) pay to Executive or his estate all other amounts due to Executive or his estate. The Escrowed Severance Payment shall be due and payable to Executive or his estate without notice or demand


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 22
of any kind, in thirty-six (36) equal monthly payments, with the first such payment being due and payable thirty (30) days following the Date of Termination or the end of the Period of Employment, provided however:

          (aa) that in the event a payment of Escrowed Severance Payment is for any reason not paid within 10 days after Executive notifies Employer in writing of a failure to timely make such payment, then, in that event, without further notice or demand of any kind the entire unpaid balance of the Escrowed Severance Payment shall at once become due and payable in full to Executive or his estate, unless, prior to that time, Executive shall, after full and final hearing, be found to be in material breach of this Agreement by an arbitrator appointed under paragraph 18 of this Agreement, and

          (bb) advances of the payments of the Escrowed Severance Payment shall, if Executive so requests, be made to Executive to the extent income taxes on unpaid payments are reasonably determined by Executive to be due, with such advances to be proportionately offset against all unpaid future payments.

     If Executive so elects at any time, the unpaid balance of the Escrowed Severance Payment shall be paid over by Employer to an independent third party escrow keeper, to be held pursuant to written arrangements mutually acceptable to Employer and Executive providing for timely payment to Executive of the payments due therefrom, whereupon such escrowed funds shall no longer be an asset of the Employer.

     (h) Other Obligations. The foregoing subparagraphs 8(a) through 8(g) shall not adversely affect or alter Executive's rights (or the rights of his estate, spouse or other dependents) under any Employee Benefit Plan or other plans of Employer, except to the extent


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 23
otherwise expressly provided therein or in any agreement or other instrument attendant thereto.

9. Parachute Payment. The provisions of this paragraph 9 set forth the terms of an agreement reached between Executive and Employer regarding Executive's rights and obligations upon the occurrence of a "Change in Control" (as hereinafter defined) of Employer. These provisions are intended to assure and encourage in advance Executive's continued attention and dedication to his assigned duties and his objectivity during the pendency and after the occurrence of any such Change in Control. These provisions shall apply in lieu of, and expressly supersede, the provisions of subparagraph 8(d)( 1) if Executive's employment is terminated or Notice of Termination is given ninety (90) days prior to or within eighteen (18) months after the occurrence of an event constituting a Change in Control.

     (a) Escrow. Within fifteen (15) days after the occurrence of the first event constituting a Change in Control (irrespective of whether Executive has actual knowledge of such event), Employer shall place immediately negotiable funds in escrow in an amount equal to the Five Million Dollars ($5,000,000.00) attributable to subparagraph 9(c), plus such additional amount as equals the "Gross Up Payment" (as hereinafter defined) thereon. Such escrow shall be conducted pursuant to written arrangements that are mutually acceptable to Employer and Executive providing for the timely payment to Executive of the amounts held in such escrow in the event Executive becomes entitled thereto under the applicable provisions of this Agreement (the "Escrow Arrangement"). Further, the remaining portion of the "Parachute Amount" (as hereinafter defined) shall also, within such fifteen (15) days after the occurrence of the first event constituting a "Hostile Takeover" (as hereinafter defined), be funded by Employer in immediately negotiable funds into such escrow pursuant to such Escrow Arrangement. The Escrow Arrangement shall be maintained until the earlier of (A) nineteen (19) months after the

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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 24
occurrence of an event constituting a Change in Control or (B) the payment to Executive of all sums escrowed.

     (b) Change in Control If, within 90 days prior to, or within eighteen (18) months after the occurrence of an event constituting a Change in Control, Executive's employment is terminated or a Notice of Termination is given for any reason other than (A) his death, (B) his Disability, or (C) by Executive Without Good Reason, then such termination shall be deemed to be a "Termination Due to Change in Control" (herein so called), in which event Employer shall pay Executive, in a lump sum, on or prior to the tenth (10th) day following the Executive's Date of Termination:

          (1) an amount equal to the applicable Parachute Amount (including any Gross Up Payment); and

          (2) Executive's accrued and unpaid Base Salary or, if applicable, his Adjusted Base Salary, through such Date of Termination; and

          (3) accrued and unpaid Incentive Compensation and Pro Rata Incentive Compensation.

     (c) Stock Option Floor. Upon the occurrence of the first event constituting a Change in Control, all stock options and other stock--based grants to Executive by Employer shall, irrespective of any provisions of the Option Agreement, immediately and irrevocably vest and become exercisable as of the date of such first event whereupon, at any time during the Option Term as defined in the Option Agreement (but not to exceed five (5) years after such event), Executive or his estate may by five (5) days' advance written notice given to Employer, and


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 25
irrespective of whether Executive is then employed by Employer or then living, and solely at the election of Executive or his estate, require Employer to:

          (1) immediately purchase all Stock Options from Executive or his estate in exchange for the sum of Five Million Dollars ($5,000,000.00) cash delivered in immediately negotiable funds in Dallas County, Texas, to Executive or his estate, or,

          (2) allow Executive to exercise all or any part of such Stock Options at the option prices therefor specified in the grant of the Stock Options.

Employer shall also loan to Executive pursuant to the provisions of the Master Note otherwise referenced and described in this Agreement all funds due by Executive for income taxes (federal, state, or local), including but not limited to on capital gains as well as on ordinary income, by reason of the provisions of the existence of any of the provisions of this subparagraph 9(c) or the carrying out of all or any part of such provisions. Taxes for purposes of the above computation shall be computed at the highest marginal rate of federal income taxation for the tax year for which such taxes are or will be due, and state and local taxes at the highest marginal rate at the end of such year, net of the maximum reduction (if any) in federal income taxes that could be obtained from the deduction of deductible state and local taxes.

     (d)  Gross Up Payment.

          (1) Excess Parachute Payment. If Executive incurs the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986 (the "Code") on "Excess Parachute Payments" within the meaning of Section 280G(b)(l) of the Code, Employer will pay to Executive an amount (the "Gross Up Payment") such that the net amount retained by


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 26

Executive, after deduction of any Excise Tax on both the Excess Parachute Payment and any federal, state and local income tax (together with penalties and interest) as well as the Excise Tax upon the payment provided for by this subparagraph 9(d)(1), will be equal to the Parachute Amount.

          (2) Applicable Rates. For purposes of determining the amount of the Gross Up Payment, Executive will be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality where taxes thereon are lawfully due, net of the maximum reduction (if any) in federal income taxes that could be obtained from deduction of deductible state and `local taxes.

          (3) Determination of Gross Up Payment Amount. The determination of whether the Excise Tax is payable and the amount thereof will be based upon the opinion of tax counsel selected by Executive and approved by Employer, which approval will not be unreasonably withheld or delayed. If such opinion is not finally accepted by the Internal Revenue Service (or state and local taxing authorities), then appropriate adjustments to the Excise Tax will be computed and additional Gross Up Payments will be made in the manner provided by this subparagraph (d).

          (4) Payment. Employer will pay the estimated amount of the Gross Up Payment in cash to Executive at the time specified in this Agreement. Executive and Employer agree to reasonably cooperate in the determination of the actual amount of the Gross Up Payment. Further, Executive and Employer agree to make such adjustments to the estimated amount of the Gross Up Payment as may be necessary to equal the actual amount of the Gross


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 27

Up Payment, which in the case of Executive will refer to refunds of prior overpayments by Employer and in the case of Employer will refer to additional payments to Executive to make up for prior underpayments.

     (e) Definitions. For purposes of this paragraph 9, the following terms shall have the following meanings:

          "Change in Control" shall mean any of the following:

          (1) the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (the "Acquiring Person"), other than Employer, or any of its Subsidiaries or any Investor or Excluded Group, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power or economic interests of the then outstanding voting securities of Employer entitled to vote generally in the election of directors; provided however, that any transfer from any Investor or Excluded Group will not result in a Change in Control if such transfer was part of a series of related transactions the effect of which, absent the transfer to such Acquiring Person by the Investor or Excluded Group, would not have resulted in the acquisition by such Acquiring Person of 35% or more of the combined voting power or economic interests of the then outstanding voting securities; or

          (2) during any period of 12 consecutive months after the Issuance Date, the individuals who at the beginning of any such 12-month period constituted a majority of the Class A Directors and Class C Directors (the "Incumbent Non-Investor Majority") cease for any reason to constitute at least a majority of such Class A Directors and Class C Directors; provided that (i) any individual becoming a director whose election, or nomination for election by Employer's


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 28
stockholders, was approved by a vote of the stockholders having the right to designate such director and (ii) any director whose election to the Board or whose nomination for election by the stockholders of Employer was approved by the requisite vote of directors entitled to vote on such election or nomination in accordance with the Restated Certificate of Incorporation of Employer, shall, in each such case, be considered as though such individual were a member of the Incumbent Non-Investor Majority, but excluding, as a member of the Incumbent Non-Investor Majority, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Employer (as such terms are used in Rule 14a-1 1 of Regulation 14A promulgated under the Exchange Act) and further excluding any person who is an affiliate or associate of an Acquiring Person having or proposing to acquire beneficial ownership of 25% or more of the combined voting power of the then outstanding voting securities of Employer entitled to vote generally in the election of directors; or

          (3) the approval by the stockholders of Employer of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the voting securities of Employer immediately prior to such reorganization, merger, or consolidation do not, following such reorganization, merger, or consolidation, beneficially own, directly or indirectly, more than 57.5% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of Employer resulting from such reorganization, merger, or consolidation; or

          (4) the sale or other disposition of assets representing 50% or more of the assets of Employer in one transaction or series of related transactions; or


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 29

          (5)  a "Fundamental Change in Business" as hereinafter defined.

Except as otherwise specified herein, defined terms used in the definition of "Change in Control" shall have the same meaning as set forth in the Form of Certificate of Designation of Series B Convertible Preferred Stock of Wyndham International, Inc.

          "Employer" shall mean not only Wyndham International, Inc., but also its successors by merger or otherwise.

          "Fundamental Change in Business" shall mean that Employer, at any time, no longer earns at least fifty percent (50%) of its gross revenues from hotel, or hotel-related businesses.

          "Hostile Takeover" shall mean any Change in Control which at any time is declared by at least a majority of the Board, directly or indirectly, to be hostile or not in the best interests of Employer, or in which an attempt is made (irrespective of whether successful) to wrest control away from the incumbent management of Employer, or with respect to which the Board makes any effort to resist.

          "Parachute Amount" shall mean an amount equal to (i) the greater of $3,000,000.00 or the Severance Amount or, if applicable, the Minimum Severance Amount provided for in subparagraph 8(d)(1), plus (ii) any amount computed by reference to subparagraphs 9(c) or 9(d) of this Agreement or otherwise which are deemed to be a "Parachute Payment" within the meaning of Section 280G(b)(2) of the Code.

10. Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 30
delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

          if to the Executive:

          At his home address as shown
          in Employer's personnel records;

          if to Employer:

          Wyndham International, Inc.
          2001 Bryan Street, Suite 2300
          Dallas, Texas 75201-3075

          Attn.:  General Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

11. Extended Leave of Absence (Family-Related Illness and Bereavement). Executive may, at Executive's option, during the Period of Employment, take a leave of absence for purposes of a family-related illness and/or bereavement. Such leave of absence may extend for an aggregate period during the life of this Agreement of up to twelve (12) months, plus any vacation available to him under this Agreement, during which time Executive shall be entitled to all benefits under this Agreement and any stock option agreement, including all compensation and rights of tenure and pursuant to paragraph 9 of this Agreement.

     Provided, however, Employer by action of a majority vote of the Board, may, if, by reason of such leave of absence, Executive shall have worked less than ten (10) calendar days (or any portion thereof) in any seventy (70) consecutive calendar day period, give Executive written notice of intent to appoint some other person as Chairman of the Board or Chief Executive Officer, and Executive must, within sixty (60) days of receipt of such notice, either elect to


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 31
return from such leave of absence, or accept the position of Chairman of the Board or the position of Chief Executive Officer for the remaining portion of the Period of Employment, at the same rate of compensation and with all the rights and benefits provided to Executive in this Agreement. Acceptance of the position of Chairman of the Board or Chief Executive Officer shall not constitute grounds for termination of this Agreement for Good Reason by Executive.

12. Tag Along and Piggyback Rights. Employer shall make best efforts to allow Executive an equitable opportunity to participate to the extent of any shares of stock he may then own in Employer or any affiliate of or successor to Employer (or have the right to own by the exercise of then vested options held by Executive) in any shelf offering, secondary offering, or follow-up offering. Any resulting costs for the registration of such shares of Executive shall be paid by Employer. Further, if at any time or times from and after the date hereof during the Period of Employment, Employer intends to file a registration statement for the registration of common stock with a governmental body permitting the registration of registrable stock, then Employer shall notify Executive at least thirty (30) days prior to each such filing of such intention to file such a registration statement. Such notice shall state the amount and type of securities proposed to be registered thereby, the underwriters involved, if any, and whether such underwriting is to be distributed on a firm commitment or best efforts basis. Upon the written request of Executive given within 20 days after receipt of any such notice stating the number of shares of registrable stock to be disposed of by the Executive and the intended method of disposition, Employer will use its best efforts to cause the aggregate of the registrable stock designated by Executive to be included in such registration so as to permit the disposition (in accordance with the methods specified by Executive) of the registrable stock so registered, subject to the following:

     (a) If the proposed registration involves an underwritten offering of common stock,


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 32
whether or not for sale for the account of Employer, to be distributed (on a best efforts or firm commitment basis) by or through one or more underwriters, and the managing underwriter of such underwritten offering shall advise Employer in writing that, in its opinion, the registration of all or a specified portion of registrable stock concurrently with the common stock will adversely affect the distribution of such common stock by such underwriters, then Employer may require, by written notice to Executive that the distribution of all or a specified portion of the registrable stock be excluded from such registration;

     (b) Employer may in its discretion withdraw any registration statement filed pursuant to this subparagraph subsequent to its filing and prior to its effective date without liability to the Executive; and

     (c) If the preferred stock series B shareholders of Employer restrict the registration of common shares of Employer held by other holders of common shares of Employer then, in that event, they may also so restrict to the same extent the registration rights hereunder of Executive.

     Employer shall, and hereby does, indemnify and hold harmless, to the extent permitted by law, Executive against all losses, claims, damages, liabilities, and expenses resulting from any untrue or misleading statement or alleged untrue or misleading statement of a material fact contained in any registration statement or prospectus (preliminary or otherwise), whether or not such untrue or misleading statement or. alleged untrue or misleading statement is caused by Executive's negligence, except in so far as such losses, claims, damages, liabilities, or expenses are caused by any untrue statement intentionally furnished or made by Executive. The foregoing indemnity is in addition to, and does not limit, Executive's right to indemnity, or actual indemnity provided by Employer, pursuant to the Indemnification Agreement, any Directors' and Officers'


--------------------------------------------------------------------------------
EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 33
insurance provided to Executive under paragraph 4 of this Agreement, or any other agreement or insurance.

13.  Loans.

     (a) Existing Debt. Executive is currently indebted to Employer in the original principal amount of $4,904,573.00, which debt is witnessed by a promissory note, a duplicate of which is attached hereto as Exhibit C (the "Original Note"), and secured as set forth in the Original Note. All right, title, and interest in and to the Original Note is currently held by Employer, and the original of the Original Note is in the possession of Employer, having been heretofore duly endorsed by the payee therein named and delivered to Employer. Employer and Executive mutually recognize and agree that the Original
Note is in good standing and ;that no payments have been heretofore made on the Original Note. Employer and Executive mutually desire to amend the provisions of the Original Note, and each herewith agrees that the Original Note is concurrently herewith and without further action amended to read as set forth in the attached Exhibit D (the "Amended Original Note"), which Amended Original
Note is being concurrently herewith signed by Executive and delivered to Employer. The original of the Original Note is herewith delivered by Employer to Executive, marked cancelled; Employer and Executive agree that, as of this date, the Amended Original Note shall for all purposes be deemed effective as of the date of the Original Note.

     (b) Existing Debt Tax Loan. If, at the time of such repayment, Executive is employed by Employer, Employer shall loan to Executive or his estate such funds as are required to pay any income taxes due by reason of the repayment by Executive or his estate of the Original Note, as amended by the Amended Original Note, with the "Collateral" as such term is defined in the Amended Original Note attached hereto as Exhibit D. Such loan for income taxes


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 34
shall be unsecured and shall be due and payable in accordance with the "Master Note" (herein so called) hereinafter described and attached hereto as Exhibit E.

     (c) 1997 Salary Advance. The amount owed by Executive to Employer for a 1997 salary advance will be as of June 30, 1999, $421,214.02 (the "Salary Advance Balance"). The 1997 Salary Advance Balance will, contemporaneously herewith be deemed to be documented and made as of July 1, 1999, in accordance with the provisions of the Master Note hereinafter described, except that such amount shall be due and payable four (4) years from July 1, 1999.

     (d) Master Note Provisions. Attached hereto as Exhibit E is a non-negotiable and unsecured Master Note executed by Executive and payable to Employer. Without further action, all loans hereafter made by Employer to Executive pursuant to the provisions of this Agreement (other than the Original Note as amended by the Amended Original Note) shall be deemed to have been made pursuant to the provisions of the Master Note dated as of the date the funds are advanced for concerned loans (except as herein otherwise specified for the 1997 Salary Advance) and in the original principal amount equal to the amount of such funding and due and payable four (4) years from the date of the concerned advance.

14. Miscellaneous. No provisions of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by Executive and such officer of Employer as may be specifically designated by the Board. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, unless specifically referred to herein, with respect to the subject matter hereof have been made by either party that are not set forth


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 35
expressly in this Agreement. The validity, interpretation, construction, and performance of the Agreement shall be governed by the laws of the State of Texas (without regard to principles of conflicts of laws) and, where applicable, the laws of the United States.

15. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The invalid portion of this Agreement, if any, shall be modified by any court having jurisdiction to the extent necessary to render such portion enforceable.

16. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

17. No Mitigation. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Executive obtains other employment, except strictly as provided in subparagraph 8(d)(i) of this Agreement.

18. Arbitration; Other Disputes. In the event of any dispute or controversy arising under or in connection with this Agreement, the parties shall first promptly try in good faith to settle such dispute or controversy by mediation under the applicable rules of the American Arbitration Association before resorting to arbitration. In the event such dispute or controversy remains unresolved in whole or in part for a period of thirty (30) days after it arises, the parties will settle any remaining dispute or controversy exclusively by arbitration in Dallas, Texas in accordance


--------------------------------------------------------------------------------
EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 36
with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. All administration fees and arbitration fees shall be paid solely by Employer. Notwithstanding the above, Employer shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of paragraph 5 or 6 hereof. The prevailing party may recover attorneys' fees in any dispute or controversy arising under or in connection with this Agreement. Should a dispute occur concerning Executive's mental or physical capacity as described in subparagraphs 7(b) or 8(b), a doctor selected by Executive and a doctor selected by Employer shall be entitled to examine Executive. If the opinion of Employer's doctor and Executive's doctor conflict, Employer's doctor and Executive's doctor shall together agree upon a third doctor, whose opinion shall be binding. Any amount to which Executive is entitled under this Agreement (including any disputed amount) which is not paid when due shall bear interest from the date due but not paid at a rate equal to the lesser of eighteen percent (18%) per annum or the maximum lawful rate.

19. Third-Party Agreements and Rights. Executive represents to Employer that upon Executive's execution of this Agreement, Executive's employment with Employer, and the performance of Executive's proposed duties for Employer, will not violate any obligations Executive may have to any employer prior to WHC, and Executive will not bring to the premises of Employer any copies of other tangible embodiments of non-public information belonging to or obtained from any such previous employment prior to WHC.

20. Legal Fees. Employer agrees to pay all legal fees incurred by the Executive in connection with the negotiation and preparation of this Agreement, up to a maximum of sixty thousand dollars ($60,000.00).


--------------------------------------------------------------------------------
EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 37

21. Litigation and Regulatory Cooperation. During and after Executive's employment, Executive shall reasonably cooperate with Employer in the defense or prosecution of any claims or actions now in existence or that may be brought in the future against or on behalf of Employer that relate to events or occurrences that transpired while Executive was employed by Employer; provided, however, that such cooperation shall not materially and adversely affect Executive or expose Executive to an. increased probability of civil or criminal litigation. Executive's cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of Employer at mutually convenient times. During and after Executive's employment, Executive also shall cooperate fully with Employer in connection with any investigation or review by any federal, state, or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Executive was employed by Employer. Employer shall also provide Executive with compensation on an hourly basis calculated at his final Annual Base Salary, or if applicable, Annual Adjusted Base Salary divided by 2000 hours for requested litigation and regulatory cooperation that occurs after his termination of employment, and shall reimburse Executive for all costs and expenses incurred in connection with his performance under this paragraph 21, including, but not limited to, reasonable attorneys' fees and costs.

22. Conflicts. In the event of any conflict between the provisions of this Agreement and the Option Agreement, any other option granted heretofore or hereafter made, or any agreement between Executive and Employer heretofore executed, this Agreement shall govern and rule supreme.

23. Note prepayment. Executive shall, at the time of receipt of same, pay to Maker as payment on the Master Note (but not on the Amended Original Note) to the extent such Master


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 38

Note is unpaid, twenty-five percent (25%) of the after tax Incentive Compensation and a total of fifty percent (50%) of any after tax gain received as the result of the exercise and sale of any options provided to Executive under the Option Agreement. For purposes of this paragraph, Executive will be deemed to pay federal income taxes at the highest marginal rate of federal taxation in the applicable calendar year and state and local taxes at the highest marginal rates of taxation in the state and. locality where taxes thereon are lawfully due, net of the maximum reduction (if any) in federal income taxes that could be obtained from deduction of deductible state and local taxes.

24.  Effective Date. This Agreement is effective April 19, 1999.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date and year above written.

                                WYNDHAM INTERNATIONAL, INC.


                                By: /s/ CARLA S. MORELAND
                                    --------------------------------------------
                                    Carla S. Moreland

                                Its:  Executive Vice President - General Counsel


                                /S/ JAMES D. CARREKER
                                ------------------------------------------------
                                James D. Carreker


--------------------------------------------------------------------------------
EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 39

                                   Exhibit A

           AGREEMENT OF RATIFICATION AND RENEWAL OF INDEMNIFICATION


    This Agreement of Ratification and Renewal of Indemnification made and entered into as of this 19th day of April, 1999 ("Agreement"), by and Wyndham International, Inc. (the "Company" which term shall include, where appropriate, any Entity (as hereinafter defined) controlled directly or indirectly by the Company) and James D. Carreker ("Indemnitee"):

    WHEREAS, it is essential to the Company that it be able to retain and attract as directors and/or officers the most capable persons available;

    WHEREAS, increased corporate litigation has subjected directors and/or officers to litigation risks and expenses, and the limitations on the availability of directors and officers liability insurance have made it increasingly difficult for the Company to attract and retain such persons;

    WHEREAS, each of the Company's by-laws require it to indemnify its directors and/or officers to the fullest extent permitted by law and permit it to make other indemnification arrangements and agreements;

    WHEREAS, Company, together with Patriot American Hospitality, Inc. ("Patriot") had previously entered into that certain Indemnification Agreement dated as of May 28, 1998 with Indemnitee, whereby the Company and Patriot provided Indemnitee with specific contractual assurance of Indemnitee's rights to indemnification against litigation risks and expenses arising out of Indemnitee's performance of its responsibilities on behalf of Company and Patriot; and

    WHEREAS, of even date herewith, Company has entered into a new employment agreement with Indemnitee and, in connection therewith, has agreed to ratify and renew its specific contractual assurance of Indemnitee's rights to indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of any such by-laws or any change in the ownership of the Company or the composition of their respective Board of Directors):

    NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

    1.  Definitions.

        (a) "Corporate Status" describes the status of a person who is serving or has served (i) as a director or officer of the Company, (ii) in any capacity with respect to any employee benefit plan of the Company, or
        (iii) as a director, partner, trustee, officer, employee, or agent of any other Entity at the request of the Company. For purposes of subsection (iii) of this Section 1(a), an officer or director of the Company who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Company.

          (b) "Entity" shall mean any corporation, partnership, limited liability Company, joint venture, trust, foundation, association, organization or other legal entity.

          (c) "Expenses" shall mean all fees, costs and expenses incurred in connection with any Proceeding (as defined below), including, without limitation, attorneys' fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Sections 10 and 11(c) of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other disbursements and expenses.

          (d) "Indemnifiable Expenses," "Indemnifiable Liabilities" and "Indemnifiable Amounts" shall have the meanings ascribed to those terms in Section 3(a) below.

          (e) "Liabilities" shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

          (f) "Proceeding" shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 10 of this Agreement to enforce Indemnitee's rights hereunder.

          (g) "Subsidiary" shall mean any corporation, partnership, limited liability Company, joint venture, trust or other Entity of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other Entity.

    2. Services of Indemnitee. In consideration of the Company's covenants and commitments hereunder, Indemnitee agrees to serve or continue to serve as an officer and/or director of the Company. However, this Agreement shall not impose any obligation on

Indemnitee or the Company to continue Indemnitee's service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

    3. Agreement to Indemnify. The Company agrees to indenmify Indemnitee as follows:

          (a) Subject to the exceptions contained in Section 4(a) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of Indemnitee's Corporate Status, Indemnitee shall be indemnified by the Company against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding (referred to herein as "Indemnifiable Expenses" and "Indemnifiable Liabilities," respectively, and collectively as "Indemnifiable Amounts").

          (b) Subject to the exceptions contained in Section 4(b) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee's Corporate Status, Indemnitee shall be indemnified by the Company against all Indemniflable Expenses.

    4. Exceptions to Indemnification. Indemnitee shall be entitled to indemnification under Sections 3(a) and 3(b) above in all circumstances other than the following:

          (a) If indemnification is requested under Section 3(a) and it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act (i) in good faith and (ii) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.

          (b) If indemnification is requested under Section 3(b) and

                    (i) it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act (A) in good faith and (B) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder; or

                    (ii) it has been adjudicated finally by a court of competent jurisdiction that Indemnitee is liable to the Company with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen, including, without limitation, a claim that Indemnitee received an improper personal benefit, no Indemnifiable Expenses shall be paid with respect to such claim, issue or matter unless the Court of Chancery or another court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Indemnifiable Expenses which such court shall deem proper.

    5. Procedure for Payment of Indemnifiable Amounts. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 3 of this Agreement and a short description of the basis for the claim. The Company shall pay such Indemnifiable Amounts to Indemnitee within twenty (20) calendar days of receipt of the request. At the request of the Company, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder.

    6. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of Indemnitee's Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

    7. Effect of Certain Resolutions. Neither the settlement or termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create an adverse presumption that Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's action was unlawful.

    8. Agreement to Advance Expenses; Conditions. The Company shall pay to Indemnitee all Indemnifiable Expenses incurred by Indemnitee in connection with any

Proceeding, including a Proceeding by or in the right of the Company, in advance of the final disposition of such Proceeding. To the extent required by Delaware law, Indemnitee hereby undertakes to repay the amount of Indemnifiable Expenses paid to Indemnitee if it is finally determined by a court of competent jurisdiction that Indemnitee is not entitled under this Agreement to indemnification with respect to such Expenses. This undertaking is an unlimited general obligation of Indemnitee.

    9. Procedure for Advance Payment of Expenses. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Expenses for which Indemnitee seeks an advancement under Section 8 of this Agreement, together with documentation evidencing that Indemnitee has incurred such Indemnifiable Expenses. Payment of Indeninifiable Expenses under Section 8 shall be made no later than twenty (20) calendar days after the Company's receipt of such request.

    10.  Remedies of Indemnitee.

          (a) Right to Petition Court. In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Sections 3 and 5 above or a request for an advancement of Indemnifiable Expenses under Sections 8 and 9 above and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition the Court of Chancery to enforce the Company's obligations under this Agreement.

          (b) Burden of Proof. In any judicial proceeding brought under Section 10(a) above, the Company shall have the burden of proving that Indemnitee is not entitled to payment of Indemnifiable Amounts hereunder.

          (c) Expenses. The Company agrees to reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 10(a) above, or in connection with any claim or counterclaim brought by the Company in connection therewith.

          (d) Validity of Agreement. The Company shall be precluded from asserting in any Proceeding, including, without limitation, an action under Section 10(a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.

          (e) Failure to Act Not a Defense. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable

       Expenses under this Agreement shall not be a defense in any action brought under Section 10(a) above, and shall not create a presumption that such payment or advancement is not permissible.

 11.   Defense of the Underlying Proceeding.

       (a) Notice by Indemnitee. Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding which may result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right to receive payments of Indemnifiable Amounts or advancements of Indemnifiable Expenses unless the Company's ability to defend in such Proceeding is materially and adversely prejudiced thereby.

       (b) Defense by Company. Subject to the provisions of the last sentence of this Section 11(b) and of Section 11(c) below, the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to the payment of Indemnifiable Amounts hereunder; provided, however that the Company shall notify Indemnitee of any such decision to defend within ten (10) days of receipt of notice of any such Proceeding under Section 11(a) above. The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee. This Section 11(b) shall not apply to a Proceeding brought by Indemnitee under Section 10(a) above or pursuant to
       Section 19 below.

       (c) Indemnitee's Right to Counsel. Notwithstanding the provisions of
       Section 11(b) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee's Corporate Status, Indemnitee reasonably concludes that it may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with the position of other defendants in such Proceeding, or if the Company fails to assume the defense of such proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee's choice at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of

          Indemnitee's choice, at the expense of the Company, to represent Indemnitee in connection with any such matter.

    12. Representations and Warranties of the Company. The Company hereby represents and warrants to Indemnitee as follows:

          (a) Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

          (b) Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally.

    13. Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with a reputable insurance Company providing the Indemnitee with coverage for losses from wrongful acts, and to ensure the Company's performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's officers and directors. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit. The Company shall promptly notify Indemnitee of any good faith determination not to provide such coverage.

    14. Contract Rights Not Exclusive. The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Company's by-laws or certificate of incorporation, or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action in Indemnitee's official capacity and as to action in any other capacity as a result of Indemnitee's serving as an officer and/or director of the Company.

    15. Successors. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.

       16. Subrogation. In the event of any payment of Indemnifiable Amounts under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

       17. Change in Law. To the extent that a change in Delaware law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the by-laws of the Company and this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent.

       18. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

       19. Indemnitee as Plaintiff. Except as provided in Section 10(c) of this Agreement and in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by Indemnitee against the Company, any Entity which it (or either of Patriot or Wyndham) controls, any director or officer thereof, or any third party, unless the Company has consented to the initiation of such Proceeding. This Section shall not apply to counterclaims or affirmative defenses asserted by Indemnitee in an action brought against Indemnitee.

       20. Modifications and Waiver. Except as provided in Section 17 above with respect to changes in Delaware law which broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

    21. General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

          (i)   If to Indemnitee, to:

                At his home address as shown
                in the Company's personnel records;

          (ii)  If to the Company, to:

                Wyndham International, Inc.
                1950 Stemmons Freeway
                Suite 6001
                Dallas, TX 75207
                Attention:  Chief Financial Officer and Legal Department

or to such other address as may have been furnished in the same manner by any party to the others.

    22. Governing Law. This Agreement shall be governed by and construed and enforced under the laws of Delaware without giving effect to the provisions thereof relating to conflicts of law.

    23. Consent to Jurisdiction. The Company hereby irrevocably and unconditionally consents to the jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware. The Company hereby irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of or relating to this Agreement in the courts of the State of Delaware or the United States District Court for the District of Delaware, and hereby irrevocably and unconditionally waives and agrees not to plead or claim that any such Proceeding brought in any such court has been brought in an inconvenient forum.

                                 [END OF TEXT]

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                              WYNDHAM INTERNATIONAL, INC.

                              By: ______________________________
                                  Its:

                              INDEMNITEE

                              __________________________________
                              JAMES D. CARREKER

                                   Exhibit B
                                   ---------

                          WYNDHAM INTERNATIONAL, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT

        Dated as of August 20, 1999, but effective as of April 19, 1999

    Wyndham International, Inc., a corporation organized under the laws of Delaware (the "Company"), hereby grants to James D. Carreker, an Employee of the Company (the "Optionee"), as of August 20, 1999 but effective as of April 19, 1999 (the "Date of Grant"), a non-qualified option (the "Option") to purchase from the Company 1,300,000.00 shares of its Class A Common Stock (the "Shares"), at the price of $5.00 per Share, subject to the terms and conditions set forth below. Such grant is pursuant to the Wyndham International, Inc. 1997 Incentive Plan (the "Plan") and is made as an inducement to Optionee to enter into the Employment Agreement between Optionee and the Company of even date herewith (the "Employment Agreement").

1. Option Subject to Acceptance of Optionee Agreement and Employment Agreement. The Option may not be exercised unless the Optionee accepts this Option Agreement and the Employment Agreement by executing both the Option Agreement and the Employment Agreement and returning such original execution copies to the Company.

2.  Time and Manner of Exercise of Option.

    a. Maximum Term of Option. The Expiration Date of this Option is the date that is ten years from the Date of Grant. This Optionee may not be exercised on or after the Expiration Date.

    b. Vesting Schedule. No portion of this Option may be exercised until such portion shall have vested. Except as set forth in Section 3 of this Agreement, this Option shall be vested and exercisable with respect to the following number of Shares on the dates indicated below provided that Optionee remains employed by the Company on such dates:


                             Vesting Schedule
       ----------------------------------------------------------------
            Number of                              Vesting Date
       Shares Exercisable
       ----------------------------------------------------------------
       260,000.00 (20%)                   1 year after Date of Grant
       ----------------------------------------------------------------
       260,000.00 (20%)                   2 years after Date of Grant
       ----------------------------------------------------------------
       260,000.00 (20%)                   3 years after Date of Grant
       ----------------------------------------------------------------
       260,000.00 (20%)                   4 years after Date of Grant
       ----------------------------------------------------------------
       260,000.00 (20%)                   5 years after Date of Grant
       ----------------------------------------------------------------

          In the event of a Change in Control of the Company (as defined in the Employment Agreement), the vesting date for any unvested portions of the Option shall be accelerated by two years. In the event of a Change in Control of the Company (as defined in the Employment Agreement), if within 18 months after such Change in Control the Optionee's employment with the Company is terminated by the Company without Cause (as defined in the Employment Agreement) or for Good Reason (as defined in the Employment Agreement), any unvested portions of this Option shall fully vest and become exercisable.

          A partial exercise of this Option shall not affect Optionee's right to exercise this Option with respect to the remaining Shares.

     c. Method of Exercise of Option. Subject to limitations set forth in this Agreement, the Option may be exercised by the Optionee (1) by giving written notice to the Company specifying the number of whole Shares to be purchased and accompanied by payment of the Option price in full (or arrangement made for such payment to the Company's satisfaction) either (i) in cash or cash equivalents acceptable to the Committee,
          (ii) in previously owned Shares (which the Optionee has held for at least six months prior to the delivery of such Shares or which the Optionee purchased on the open market and for which the Optionee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (iii) in cash or a check payable and acceptable to the Company by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or (iv) a combination of two or more of the foregoing, and (2) by executing such documents as the Company may reasonable request. Any fraction of a Share which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Optionee.

          The delivery of certificates representing the Shares subject to the Option will be contingent upon the Company's receipt from Optionee of
          (1) full payment of the Option price, as set forth above, and (2) any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Shares to be purchased pursuant to the exercise of the Option and the subsequent resale of Shares will be in compliance with applicable laws and regulations.

     d. Piggyback Registration Rights. At any time after the date hereof, if the Company determines that it will file a registration statement under the Securities Act of 1933, as amended (the "1933 Act") (other than a registration statement on a Form S-4 or S-8 or filed in connection with an exchange offer, an offering of securities solely to the Company's existing stockholders or a rights offering by the Company) on any form that would also permit the registration of the Shares acquired pursuant to the exercise of the Option, to the extent certificates are delivered therefor pursuant to Section 5(b) hereof, which the number of such shares shall be measured as of the date such registration statement is initially filed with the Securities and Exchange Commission (the "Registrable Stock"), and such filing is to be on the Company's behalf and/or on behalf of selling holders of its securities for the general registration of its Class A Common Stock to be sold for cash, at such time the Company will within thirty (30) days of such determination give the Participant written notice of such determination setting forth the date on which the Company proposes to file such registration statement, which date will be no earlier than thirty (30) days from the date of such notice, and advising the Participant of his right to have Registrable Stock included in such registration. Upon the written request of the Participant received by the Company no later than fifteen (15) days after the date of the Company's notice, the Company will use its best efforts to cause to be registered under the 1933 Act all of the Registrable Stock that the Participant has so requested to be registered. If, in the opinion of the managing underwriter or underwriters (or, in the case of a non-underwritten offering, in the opinion of the Company), the total amount of such securities to be so registered, including such Registrable Stock, will exceed the maximum amount of the Company's securities that can be marketed (i) at a price reasonably related to the then current market value of such securities, or (ii) without otherwise materially and adversely affecting the entire offering, then the Registrable Stock shall not be included in such registration.

3. Exercise After Termination of Employment. If the Optionee's employment by the Company or an Affiliate is terminated, the period within which to exercise the Option may be subject to earlier termination as set forth below. The Board's determination of the reason for termination of the Optionee's employment shall be conclusive and binding on the Optionee and his or her legal representatives or legatees. Any transfer of employment from the Company to any Affiliate of the Company shall not be deemed to be a termination of employment for purposes of this Agreement.

    a. Termination Due to Death. If the Optionee's employment terminates by reason of death, the Option held by the Optionee shall vest and become exercisable in accordance with the Vesting Schedule as set forth in
         Section 2(b), plus an additional number of Shares that would have vested on the next vesting anniversary date. The Optionee's legal representative or legatee may exercise the Option, to the extent exercisable in accordance with this Section 3(a), for a period of 360 days from the date of death or until the Expiration Date, if earlier. Any portion of the Option that is not exercisable at the time of death shall terminate immediately and be of no further force or effect.

     b. Termination Due to Disability. If the Optionee's employment terminates by reason of incapacity due to physical or mental illness which resulted in his or her absence from his or her duties with the Company on a full-time basis for 180 calendar days in the aggregate in any 12-month period, the Option held by the Optionee shall vest and become exercisable in accordance with the Vesting Schedule as set forth in
         Section 2(b), plus an additional number of Shares that would have vested on the next vesting anniversary date. The Optionee may exercise the Option, to the extent exercisable in accordance with this Section 3(b), for a period of 360 days from the date of termination of employment or until the Expiration Date, if earlier. Any portion of the Option that is not exercisable upon termination of employment shall terminate immediately and be of no further force or effect.

    c. Termination for Cause. If the Optionee's employment is terminated for Cause (as defined in the Employment Agreement), the Option held by the Optionee shall terminate immediately and be of no further force and effect.

    d. Termination without Cause or for Good Reason. If the Optionee's employment is terminated by the Company without Cause (as defined in the Employment Agreement) or the Optionee resigns from the Company for Good Reason (as defined in the Employment Agreement), the Option held by the Optionee shall continue to vest and become exercisable in accordance with the Vesting Schedule as set forth in Section 2(b) for an additional 36 months. The Optionee may exercise the Option, to the extent exercisable in accordance with this Section 3(d), for a period of 360 days after the end of the 36-month period or until the Expiration Date, if earlier. Any portion of the Option that is not exercisable at the end of 36 months following termination of employment shall terminate immediately and be of no further force or effect.

          Notwithstanding the foregoing, if Optionee breaches any of the provisions contained in Paragraph 5 or 6 of the Employment Agreement,
          (i) any portion of the Option that vested or will vest by virtue of this Section 3(d) shall immediately terminate and be of no force and effect, and (ii) to the extent any portion of the Option that vested by virtue of this Section 3(d) has been exercised, Optionee shall be required to disgorge to the Company the difference between the fair market value per Share on the date of exercise and the Option price per Share, multiplied by the number of Shares acquired by Optionee.

    e. Other Termination. If the Optionee's employment terminates for any reason not covered in Subsections (a), (b), (c) or (d) of this Section 3, the Option held by the Optionee may be exercised, to the extent exercisable on the date of termination pursuant to the applicable vesting schedule in Section 2(b), for a period of three (3) months from the date of termination or until the Expiration Date, if earlier. Any portion of the Option that is not exercisable at such time shall terminate immediately and be of no further force or effect.

4. Incorporation of the Plan. Notwithstanding anything herein to the contrary, this Option shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein. All references herein to the Plan shall mean the Plan in effect as of the date hereof. In the event of any conflict between the provisions in the Plan and the provisions in this Agreement, the provisions ofthe Plan shall govern.

5.  Additional Terms and Conditions of Option.

a. Transferability of Option. To the extent permitted by the Plan from time to time, the Option in this Agreement may be transferred by Executive to his children, grandchildren, spouse, one or more trusts for the benefit of such family members or Executive, or a partnership in which such family members are the only partners, provided, however, that (1) Executive may not receive any consideration for the transfer, and (2) the holder(s) of the transferred Option shall be bound by the same terms and conditions that governed the Option during the period that it was held by Executive. Otherwise, this Agreement (1) is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution, and
     (2) is exercisable, during the Optionee's lifetime, only by the Optionee, and thereafter only by the optionee's legal representative or legatee.

 b. Delivery of Certificates. Upon the exercise of the Option, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates representing the number of Shares purchased against full payment therefor. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery.

 c. Option Confers No Rights as Stockholder. The Optionee shall not be entitled to any privileges of owners with respect to Shares subject to the Option unless and until purchased and delivered upon the exercise of the Option, in whole or in part, and the Optionee becomes a stockholder of record with respect to such delivered Shares; and the Optionee shall not be considered a stockholder of the Company with respect to any such Shares not so purchased and delivered.

 d. Decisions of Committee. The Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Committee regarding this Agreement shall be final, binding and conclusive.

 e. Reservation of Shares. The Company shall at all times prior to the expiration or termination of the Option reserve or cause to reserved and keep or cause to be kept available, either in its treasury or out of its authorized but unissued shares of common stock, the full number of shares of common stock of the Company subject to the Option from time to time.

 f. Change in Capital Structure. The terms of this Option shall be adjusted as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

 g. Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle Optionee to a fractional share such fraction shall be disregarded.

6. Tax Withholding. The Optionee shall, not later than the date as of which the exercise of this Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. Subject to the approval of the Committee, the Optionee may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Shares to be issued, or (ii) transferring to the Company a number of previously owned whole Shares (which the Optionee has held for at least six months prior to the delivery of such Shares or which the Optionee purchased on the open market and for which the Optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the date of exercise, that would satisfy the withholding amount due.

7.  Miscellaneous Provisions.

    a. Designation as Non-qualified Stock Option. The Option is hereby designated as not constituting an "incentive stock option" within the meaning of section 422 of the Code. This Agreement shall be interpreted and treated consistently with such designation.

    b. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.

    c. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to the Secretary of the Company at the Company's principal executive office, and if to the Optionee, to his or her address on the books ofthe Company (or to such other address as the Company or the Optionee may give to the other for purposes ofnotice hereunder).

          All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) facsimile with confirmation of receipt, (c) by mailing in the United States mail to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

     d. Governing Law. This Agreement and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United

          States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

     e. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

     f. Further Assurances. The Company and the Optionee shall execute and deliver such further instruments and take such additional action as each party may reasonably request to effect, consummate, confirm or evidence the grant of the Option to the Optionee, and they shall each execute such documents as may be reasonably necessary to assist each other in preserving or perfecting their respective rights in the Option.

     g. No Right to Continued Employment. This Agreement does not confer upon Optionee any right to continue in the employ of the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate such employment at any time.


                                   WYNDHAM INTERNATIONAL, INC.

                                   By: /s/ CARLA S. MORELAND
                                      ------------------------------------

                                   Title:
                                         ---------------------------------



Accepted this 20 day of August, 1999.



/s/ JAMES D. CARREKER
---------------------------------
James D. Carreker
"Optionee"

                                   Exhibit C
                                   ---------


                                PROMISSORY NOTE

                                 Dallas, Texas
$4,904,573                                                        March 20, 1996

     FOR VALUE RECEIVED, JAMES D. CARREKER (referred to herein as the "Maker"), promises to pay to WYNDHAM FINANCE LIMITED PARTNERSHIP, a Texas limited partnership (referred to herein as the "Payee"), or its assigns, the sum of FOUR MILLION NINE HUNDRED FOUR THOUSAND FIVE HUNDRED SEVENTY-THREE DOLLARS AND NO CENTS ($4,904,573.00), together with interest on the unpaid principal balance as set forth below.

     1. Certain Definitions. The following terms, when used in this Note, shall have the meanings assigned to them below:

          (a) Collateral. The term "Collateral" shall mean (i) shares or the common stock, $.01 par value, of Wyndham Corporation (the "Shares"), the number of which shall be determined as of the IPO Date and shall be adjusted as of each December 31 thereafter and (x) as of the IPO Date, shall be a number (rounded to the nearest whole Share) equal to the total of the unpaid principal balance and accrued interest on this Note on the IPO Date, divided by the price per Share to the public in the IPO and (y) as of each December 31 after the IPO Date, shall be a number (rounded to the nearest whole Share) equal to the total of the unpaid principal balance and accrued interest on this Note on such December 31, divided by the Market Value of a Share as of such December 31; and (ii) all dividends distributions and payments in respect of the Shares ("Proceeds").

          (b) Fixed Rate The term "Fixed Rate" means the rate of six percent (6%) per annum, compounded annually.

          (c) Foundation Agreement. The term "Foundation Agreement" means that certain Amended and Restated Foundation Agreement Relating to the Business of Trammel Crow Company effective as of January 1, 1987.

          (d) Market Value. The term "Market Value", when used with reference to Shares as of any date, shall mean the average of the closing sale prices for a Share, on the principal national securities exchange on which the Shares are listed, for each trading day during the 90-day period immediately preceding the date in question.

          (e) Maximum Rate. The term "Maximum Rate" shall mean, on any day, the highest nonusurious rate of interest (if any) permitted by applicable law on such day. For purposes of Tex. Rev. Civ. Stat. Ann. Art. 50-1.04(b), as it may from time to time be amended, the "applicable rate ceiling" shall be the "indicated rate" ceiling from time to time in effect as limited by Art. 5069-1.04(b); provided, however, that to the extent permitted by applicable law, Payee reserves the right to change the "applicable rate ceiling" from time to time by further notice and disclosure to Maker; and, provided further, that the "highest nonusurious rate of interest permitted by applicable law" for purposes of this Note shall not be limited to the applicable rate ceiling under Art. 5069-1.04 if federal laws or other state laws now or hereafter in effect and applicable to this Note (and the interest contracted for, charged and collected hereunder) shall permit a higher rate of interest.

          (f) Negative DAB. The term "Negative DAB" means a negative Divisional Account Balance (as such term is defined in and determined in accordance with the terms of the Foundation Agreement).

          (g) The term "IPO" means the proposed initial public offering of Shares by Wyndham Corporation.

          (h) IPO Date. The term "IPO Date" means the date on which the IPO is consummated.

          (i) Wyndham Corporation. The term "Wyndham Corporation" means Wyndham Hotel Corporation, a Delaware corporation.

     2. Interest Rate. The unpaid principal balance from the date hereof until maturity shall bear interest at a rate per annum equal to the lesser of the Fixed Rate or the Maximum Rate. Interest on the unpaid principal balance hereof shall be calculated at a daily rate equal to 1/365th of the rate per annum herein provided, and shall be charged and collected on the actual number of days elapsed. After maturity, unpaid principal and, to the extent permitted by law, interest on this Note shall bear interest at a rate equal to the lesser of four (4) percentage points over the Fixed Rate, or the Maximum Rate.

     3. Payment of Principal and Interest. The entire principal balance and accrued interest on this Note shall become due and payable on the fifth anniversary of the date of this Note.

     4. Mandatory Prepayment. Prior to maturity, all Proceeds to which Maker is entitled in respect of the Shares shall be applied, at the time Maker is entitled to receive such Proceeds, to payment of this Note, with such payments to be applied first to accrued interest and then to the outstanding principal balance of this Note. By execution of this Note, Maker hereby irrevocably authorizes and hereby grants to Payee a special power of attorney irrevocably making, constituting and appointing Payee, with unrestricted power of substitution and resubstitution, as the attorney-in-fact for Maker, with power and authority to apply the payments referred to in this Paragraph in accordance with the provisions hereof and to execute, acknowledge and deliver any and all such document and instruments as may be necessary or appropriate to carry out the provisions of this Paragraph 4.

     5. Events of Default. (a) The occurrence of any one or more of the following events shall be deemed an event of default hereunder ("Event of Default"):

          (i) The failure of Maker to make any payment on this Note when the same becomes due and payable and such failure continues for ten (10) days after notice of such failure to pay is received by Maker from Payee; or

          (ii) Maker shall commence any case, proceeding or other action seeking reorganization, arrangement or adjustment of its debts under any bankruptcy, insolvency or reorganization law, or seek the appointment of a receiver, trustee or custodian for Maker or for all of its property; or

          (iii) Any case, proceeding or other action shall be commenced against Maker seeking reorganization, arrangement or adjustment of its debts under any bankruptcy, insolvency or reorganization law or seeking the appointment of a receiver, custodian or trustee for Maker or for all or substantially all of its property, and such, proceeding or other action remains undismissed for a period of sixty (60) days after commencement thereof; or

          (iv)  The dissolution or liquidation of Maker.

          (b) Upon the occurrence of an Event of Default hereunder, at its option, may declare the entire unpaid principal balance and accrued interest on this Note to be immediately due and payable without notice of any kind to Maker and without any other presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Maker, and may, at his option, exercise any other right or remedy existing at law or in equity. Failure to exercise any such right or remedy shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

     6. Voluntary Prepayment Maker shall have the right end privilege from time to time to prepay in whole or in part the unpaid principal of this Note without premium or penalty, provided that the accrued interest on the amount prepaid is likewise paid, and the accrual of interest shall immediately cease on any amount so prepaid.

     7. Waiver.Maker waives demand, presentment for payment, notice of nonpayment, protest and notice of protest and agrees to any substitution, subordination or release of any parties primarily or secondarily liable hereon. No waiver by payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right or remedy of Payee; and no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall be construed, as a waiver of any right or remedy of Payee.

     8. Attorneys' Fees. If this Note is not paid pursuant to the terms hereof and is placed in the hands of an attorney for collection, or if it is collected through bankruptcy or any other court proceeding after maturity, then Payee shall be entitled to reasonable attorneys' fees for collection.

     9. Limitation on Agreements. It is the intention of Maker and Payee to comply with applicable usury laws. In furtherance thereof, Maker and Payee stipulate and agree that, notwithstanding any provision contained in this Note, or in any other agreement between Maker and Payee, Payee shall never be entitled to receive, collect or apply as interest on this Note, any amount in excess of the Maximum Rate, and, in the event Payee ever receives, collects or applies as interest any such excess, such amount that would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such, and, if the principal amount of the Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payments (other than payments hereunder) as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread in equal parts the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term.

     10. Pledge and Grant of Security Interest. Effective as of the IPO Date and in order to secure performance of Maker's obligations under this Note, Maker hereby pledges and grants to Payee a security interest in the Collateral, and in connection therewith, Payee shall have all of the rights of a secured party under chapter 9 of the Texas Uniform Commercial Code. Maker agrees to execute and deliver such other documents as may be reasonably necessary to confirm, evidence or perfect such pledge and security interest. Unless otherwise directed by Payee, Maker shall, promptly following the IPO Date, deliver to Payee certificates representing all Shares initially constituting the Collateral and, promptly following each December 31 thereafter, deliver certificates representing any additional Shares that become a part of the Collateral, in each case accompanied by a stock power duly executed by Maker in blank. Certificates representing Shares that no longer constitute a part of the Collateral shall be promptly returned by Payee upon request by Maker. Unless and until an event of Default shall have occurred and be continuing, Maker shall be entitled to vote all or any part of the Shares constituting the Collateral and to execute consents and waivers in respect thereof, all with the same force and effect as if this Note did not exist. Payee acknowledges and agrees, by its acceptance of this Note, that the Shares constituting the Collateral will be subject to the provisions of a Stockholders' Agreement among Wyndham Corporation, Maker and certain other stockholders of Wyndham. Payee agrees to be bound by the Stockholders' Agreement and to execute and deliver such further instruments and documents as may be reasonably requested to evidence its agreement to be so bound.

     11. Nature of Obligation: Limitation on Liability. The original principal amount of this Note represents the unpaid principal balance end accrued interest as of December 31, 1995 on that certain Promissory Note dated December 31, 1993 from Maker to Payee, and to that extent, this Note is executed and delivered in replacement and substitution for such Promissory Note. In the event this Note or any portion hereof becomes due and payable prior to the IPO Date, it shall be payable solely out of the assets of Maker, and in the manner and subject to the terms, conditions and limitations, set forth in the Foundation Agreement with respect to the payment of a Negative DAB. Without in any way effecting or characterizing the foregoing nature of Maker's obligation under this Note prior to the IPO Date, from and after the IPO Date and anything in this Note or applicable law to the contrary notwithstanding, this Note shall be nonrecourse to Maker and Maker shall have no personal liability for the payment hereof, and Maker shall proceed solely against the Collateral upon the occurrence of an Event of a Default under this Note.

     12. Governing Law and Venue. This Note is being executed and delivered and is intended to be performed in the State of Texas. This Note shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of Texas.

     13. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by certified or registered mail, postage prepaid, with return receipt requested, addressed to Maker or Payee as follows:

                                If to Payee to:

                                Wyndham Finance Limited Partnership
                                Suite 3200
                                2001 Ross Avenue
                                Dallas, Texas 75201
                                Attention: Susan T. Groenteman

                                If to Maker to:

                                James D. Carreker
                                Suite 2300
                                2001 Bryan Street
                                Dallas, Texas 75201

or such other address as shall be furnished in writing by Maker or Payee to the other, in accordance with the above provisions, and such notice or communication shall be deemed to have been given as of the date so delivered in the case of personal delivery or three (3) days after deposit in the mail in the case of certified or registered mail.

     14. Arbitration. Maker and Payee agree that any claim, controversy or dispute arising out of or relating to this Note that cannot be amicably settled shall be referred to binding arbitration as hereinafter provided. If arbitration is required to resolve a dispute between Maker and Payee, Payee will notify the American Arbitration Association ("AAA") and request AAA to select one person to act as the arbitrator for resolution of this dispute. The selected arbitrator will establish the rules for arbitration of the dispute and such rules will be binding upon all parties to the arbitration proceeding. The arbitrator may use the rules of the AAA for commercial arbitration but is encouraged to adopt such rules as the arbitrator deems appropriate to accomplish the arbitration in the quickest and least expensive manner possible. Accordingly, the arbitrator may
(i) dispense with any formal rules of evidence and allow hearsay testimony so as to limit the number of witnesses required, (ii) minimize discovery procedures as the arbitrator deems appropriate, (iii) act upon his understanding or interpretation of the law on any issue without the obligation to research such issue or accept or act upon briefs of the issue prepared by any party, (iv) limit the time for presentation of any parties case as well as the amount of information or number of witnesses to be presented in connection with any hearing, (v) prevent any party from allowing an attorney to present or argue the party's case before the arbitrator in any hearing, and (iv) impose any other rules which the arbitrator believes appropriate to effect a resolution of the dispute as quickly and inexpensively as possible. The arbitration shall take place in Dallas, Texas. The arbitrator will have the exclusive authority to determine and award costs of arbitration and the cost incurred by any party for attorneys, advisors and consultants. Any award made by the arbitrator shall be binding on Maker, Payee and all parties to the arbitration and shall be enforceable to the fullest extent of the law.


                                 MAKER

                                 /s/ JAMES D. CARREKER CSM
                                 -----------------------------------
                                 James D. Carreker

                                    ALLONGE


         FOR VALUE RECEIVED, the undersigned, the payee under that certain promissory note which this Allonge is affixed (the "Note"), hereby absolutely assigns, transfers, endorses, negotiates and sets over to and makes payable to the order of BANKERS TRUST COMPANY, a New York banking corporation ("Assignee"), without recourse or warranty, the Note, all interest, principal and other sums due or to become due under the Note, and all other rights of any nature accrued or to accrue under the Note.


Dated:  May 31, 1996


                                        WYNDHAM HOTEL CORPORATION
                                        a Texas corporation

                                        /s/ MICHAEL R. SILVERMAN
                                        ----------------------------------
                                        Michael R. Silverman
                                        Authorized Signatory

                           STOCK POWER AND ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________________________, ("Assignee"), __________________
(__) shares (the "Shares") of common stock, $.01 par value per share, of Wyndham Hotel Corporation, a Delaware corporation (the "Corporation"), standing in the name of the undersigned on the books of the Corporation and represented by Certificate Nos._______________, and does hereby irrevocably constitute and appoint ________________________________________________________________________
________________ attorney to transfer the Shares on the books of the Corporation with full power of substitution in the premises.

    The transfer effected by this Stock Power and Assignment is made pursuant to and in accordance with that certain Promissory Note dated March 20, 1996 in the principal amount of $4,904,573 made by the undersigned in favor of Wyndham Finance Limited Partnership, a Texas limited partnership.



                                        /s/ JAMES D. CARREKER
                                        --------------------------------
                                        James D. Carreker

Date:

                     [LETTERHEAD OF WYNDHAM INTERNATIONAL]


August 17, 1999



Mr. James D. Carreker
6801 Baltimore
Dallas 7X75203

Dear Jim:

    I am writing this letter to confirm the understanding between Wyndham International, Inc. and you concerning your minimum Incentive Compensation for fiscal year 1999. This understanding supplements The Executive Employment Agreement between Wyndham International, Inc. and you dated August 17, 1999, but effective April 19, 1999. Notwithstanding paragraph 3(b) of that Agreement, your Incentive Compensation for fiscal year 1999 shall, in any event, equal at least 100% of Base Salary.

                                        Sincerely yours,

                                        /s/ SCOTT SCHOAN

                                        Scott Schoan
                                        For the Compensation Committee of
                                        the Board of Directors

                                   Exhibit D

                             AMENDED ORIGINAL NOTE

               NO PERSONAL LIABILITY NONRECOURSE PROMISSORY NOTE

                                 Dallas, Texas

$5,769,861.00                                                     April 19, 1999

     FOR VALUE RECEIVED, JAMES D. CARREKER (referred to herein as the "Maker"), promises to pay to WYNDHAM INTERNATIONAL, INC., a Delaware corporation (referred to herein as the "Payee"), or its assigns, the sum of FIVE MILLION SEVEN HUNDRED SIXTY NINE THOUSAND EIGHT HUNDRED SIXTY ONE AND NO CENTS ($5,769,861.00), together with interest on the unpaid principal balance as set forth below.

     1. Certain Definitions. The following terms, when used in this Note, shall have the meanings assigned to them below:

          (a) Collateral. The term "Collateral" shall mean 184,970 paired shares of the common stock, $.01 par value, of Wyndham International, Inc. and Patriot American Hospitality, Inc. (the "Shares") and all dividends, distributions and payments in respect of the Shares ("Proceeds").

          (b) Employment Agreement. The term "Employment Agreement" shall mean the Executive Employment Agreement between Maker and Payee.

          (c) Fixed Rate. The term "Fixed Rate" means the rate of six percent (6%) per annum, compounded annually.

          (d) Market Value. The term "Market Value," when used with reference to Shares as of any date, shall mean the average of the closing sale prices for a Share, on the principal national securities exchange on which the Shares are listed, for each trading day during the 90-day period immediately preceding the date in question.

          (e) Maximum Rate. The term "Maximum Rate" shall mean, on any day, the highest nonusurious rate of interest (if any) permitted by applicable law on such day. For purposes of Tex. Rev. Civ. Stat. Ann. Art. 5069-1.04(b), as it may from time to time be amended, the "applicable rate ceiling" shall be the "indicated rate" ceiling from time to time in effect as limited by Art. 5069-1.04(b); provided, however, that to the extent permitted by applicable law, Payee reserves the right to change the "applicable rate ceiling" from time to time by further notice and disclosure to Maker; and, provided further, that the "highest nonusurious rate of interest permitted by applicable law" for purposes of this Note shall not be limited to the applicable rate ceiling under Art. 5069-1.04 if federal laws or other state laws now or hereafter in effect and applicable to this Note (and the interest contracted for, charged and collected hereunder) shall permit a higher rate of interest.

     2. Interest Rate. The unpaid principal balance from the date hereof until maturity shall bear interest at a rate per annum equal to the lesser of the Fixed Rate or the Maximum Rate.

Interest on the unpaid principal balance hereof shall be calculated at a daily rate equal to 1/365th of the rate per annum herein provided, and shall be charged and collected on the actual number of days elapsed. After maturity, unpaid principal and, to the extent permitted by law, interest on this Note shall bear interest at a rate equal to the lesser of four (4) percentage points over the Fixed Rate, or the Maximum Rate.

     3. Payment of Principal and Interest. The entire principal balance and accrued interest on this Note shall become due and payable on demand, or if demand has not been previously made on the earlier of the fifth (5th) anniversary of the date hereof, or thirty (30) days after the "Date of Termination" (as defined in the Employment Agreement) of Maker's employment with Payee in the event Maker's employment with Payee is terminated for "Cause" (as such term is defined in subparagraph 7(c) of the Employment Agreement) or not for "Good Reason" (as such term is defined in subparagraph 7(e) of the Employment Agreement).

     4. Mandatory Prepayment. Prior to maturity, all Proceeds to which Maker is entitled in respect of the Shares shall be applied, at the time Maker is entitled to receive such Proceeds, to payment of this Note, with such payments to be applied first to accrued interest and then to the outstanding principal balance of this Note. By execution of this Note, Maker hereby irrevocably authorizes and hereby grants to Payee a special power of attorney irrevocably making, constituting and appointing Payee, with unrestricted power of substitution and resubstitution, as the attorney-in-fact for Maker, with power and authority to apply the payments referred to in this Paragraph in accordance with the provisions hereof and to execute, acknowledge and deliver any and all such documents and instruments as may be necessary or appropriate to carry out the provisions of this Paragraph 4.

     5.   Event of Default.

          (a) The occurrence of any one or more of the following events shall be deemed an event of default hereunder ("Event of Default"):

               (i) The failure of Maker to make any payment on this Note when the same becomes due and payable and such failure continues for ten
          (10) days after notice of such failure to pay is received by Maker from Payee; or

               (ii) Maker shall commence any case, proceeding or other action seeking reorganization, arrangement or adjustment of its debts under any bankruptcy, insolvency or reorganization law, or seek the appointment of a receiver, trustee or custodian for Maker or for all of this property; or

               (iii) Any case, proceeding or other action shall be commenced against Maker seeking reorganization, arrangement or adjustment of his debts under any bankruptcy, insolvency or reorganization law or seeking the appointment of a receiver, custodian or trustee for Maker or for all or substantially all of his property, and such case, proceeding or other action remains undismissed for a period of sixty
          (60) days after commencement thereof.

          (b) Upon the occurrence of an Event of Default hereunder, Payee, at its option, may declare the entire unpaid principal balance and accrued interest on this Note to be immediately due and payable without notice of any kind to Maker and without any other presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Maker, and may, at its option, exercise any other right or remedy existing at law or in equity. Failure to exercise any such right or remedy shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

          (c) Upon the occurrence of an Event of Default hereunder, Payee shall purchase the Collateral from Maker for an amount equal to the Market Value of the Collateral, or the entire principal balance and accrued interest due on the Note, whichever is higher. Such payment shall be applied towards the repayment of the outstanding amount of the Note. If the Market Value of the Collateral exceeds the outstanding amount of the Note, the excess Collateral remaining after full satisfaction of the Note shall be returned to Maker without offset of any kind and free and clear of all liens, claims or encumbrances in favor of Payee.

     6. Voluntary Prepayment. Maker shall have the right and privilege from time to time to prepay in whole or in part the unpaid principal of this Note without premium or penalty, provided that the accrued interest on the amount prepaid is likewise paid, and the accrual of interest shall immediately cease on any amount so prepaid.

     7. Waiver. Maker waives demand, presentment for payment, notice of nonpayment, protest and notice of protest and agrees to any substitution, subordination or release of any parties primarily or secondarily liable hereon. No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right or remedy of Payee; and no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall be construed as a waiver of any right or remedy of Payee.

     8. Attorneys' Fees. If this Note is not paid pursuant to the terms hereof and is placed in the hands of an attorney for collection, or if it is collected through bankruptcy or any other court proceeding after maturity, then Payee shall be entitled to reasonable attorneys' fees for collection.

     9. Limitation on Agreements. It is the intention of Maker and Payee to comply with applicable usury laws. In furtherance thereof, Maker and Payee stipulate and agree that, notwithstanding any provision contained in this Note, or in any other agreement between Maker and Payee, Payee shall never be entitled to receive, collect or apply as interest on this Note, any amount in excess of the Maximum Rate, and, in the event Payee ever receives, collects or applies as interest any such excess, such amount that would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such, and, if the principal amount of the Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payments (other than payments hereunder) as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread, in equal parts the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term.

     10. Pledge and Grant of Security Interest. Maker hereby pledges and grants to Payee a security interest in the Collateral, and in connection therewith, Payee shall have all of the rights of a secured party under Chapter 9 of the Texas Uniform Commercial Code. Maker agrees to execute and deliver such other documents as may be reasonably necessary to confirm, evidence or perfect such pledge and security interest. Payee currently holds certificates representing all Shares currently constituting the Collateral. Unless and until an Event of Default shall have occurred and be continuing, Maker shall be entitled to vote all or any part of the Shares constituting the Collateral and to execute consents and waivers in respect thereof, all with the same force and effect as if this Note did not exist.

     11. Nature of Obligation: Limitation on Liability. The principal amount of this Note represents the unpaid principal balance and accrued interest as of December 31, 1998 on that certain Promissory Note dated March 20, 1996 from Maker to Wyndham Finance Limited Partnership in the original principal amount of $4,904,573.00 on which no payments have been made as of the date hereof and which is also secured by the Collateral. This Note is an amendment in its entirety of such March 20, 1996 Note. Maker agrees that all existing security interest in the Collateral existing immediately prior to the execution hereof shall continue to exist and shall secure this Note. THIS NOTE SHALL BE NONRECOURSE TO MAKER AND MAKER SHALL HAVE NO PERSONAL LIABILITY FOR THE PAYMENT HEREOF, AND PAYEE SHALL PROCEED SOLELY AGAINST THE COLLATERAL UPON THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THIS NOTE.

     12. Governing Law and Venue. This Note is being executed and delivered and is intended to be performed in the State of Texas. This Note shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of Texas.

     13. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by certified or registered mail, postage prepaid, with return receipt requested, addressed to Maker or Payee as follows:

                                If to Payee to:

                                Wyndham International, Inc.
                                1950 Stemmons Freeway
                                Suite 6001
                                Dallas, Texas 75207
                                Attention: General Counsel



                                If to Maker to:

                                James D. Carreker
                                6801 Baltimore
                                Dallas, Texas 75205
or such other address as shall be furnished in writing by Maker or Payee to the other, in accordance with the above provisions, and such notice or communication shall be deemed to have been given as of the date so delivered in the case of personal delivery or three (3) days after deposit in the mail in the case of certified or registered mail.

     14. Arbitration. Maker and Payee agree that any claim, controversy or dispute arising out of or relating to this Note that cannot be amicably settled shall be referred to binding arbitration as hereinafter provided. If arbitration is required to resolve a dispute between Maker and Payee, Payee will notify the American Arbitration Association ("AAA") and request AAA to select one person to act as the arbitrator for resolution of this dispute. The selected arbitrator will establish the rules for arbitration of the dispute and such rules will be binding upon all parties to the arbitration proceeding. The arbitrator may use the rules of the AAA for commercial arbitration but is encouraged to adopt such rules as the arbitrator deems appropriate to accomplish the arbitration in the quickest and least expensive manner possible. Accordingly, the arbitrator may
(i) dispense with any formal rules of evidence and allow hearsay testimony so as to limit the number of witnesses required, (ii) minimize discovery procedures as the arbitrator deems appropriate, (iii) act upon his understanding or interpretation of the law on any issue without the obligation to research such issue, or accept or act upon briefs of the issue prepared by any party, (iv) limit the time for presentation of any party's case as well as the amount of information or number of witnesses to be presented in connection with any hearing, (v) prevent any party from allowing an attorney to present or argue the party's case before the arbitrator in any hearing, and (vi) impose any other rules which the arbitrator believes appropriate to effect a resolution of the dispute as quickly and inexpensively as possible. The arbitration shall take place in Dallas, Texas. The arbitrator will have the exclusive authority to determine and award costs of arbitration and the cost incurred by any party for attorneys, advisors and consultants. Any award made by the arbitrator shall be binding on Maker, Payee and all parties to the arbitration and shall be enforceable to the fullest extent of the law.

     15. Tax Matters. Maker acknowledges that Maker has not relied on any advice from Payee with regard to the tax treatment of the Note.

                                               MAKER


                                                /s/ JAMES D. CARREKER
                                               ---------------------------
                                               James D. Carreker

                                   Exhibit E

                                  MASTER NOTE

                                 Dallas, Texas

      FOR VALUE RECEIVED, JAMES D. CARREKER (referred to herein as the "Maker"), promises to pay to WYNDHAM INTERNATIONAL, iNC., a Delaware corporation (referred to herein as the "Payee"), or its assigns, the sum determined pursuant to the Employment Agreement hereinafter described, together with interest on the unpaid principal balance as set forth below.

      1. Certain Definitions. The following items, when used in this Note, shall have the meanings assigned to them below:

          (a) Stated Rate. Until April 20, 2004, the term "Stated Rate" means the rate of six percent (6%) per annum, compounded annually, and thereafter, the term "Stated Rate" means the interest rate as the same may be adjusted from time to time, paid by Payee during the remaining term of this Note pursuant to the revolving line of credit of the Payee as it may exist from time to time.

          (b) Maximum Rate. The term "Maximum Rate" shall mean, on any day, the highest nonusurious rate of interest (if any) permitted by applicable law on such day. For purposes of Tex. Rev. Civ. Stat. Ann. Art. 5069-1.04(b), as it may from time to time be amended, the "applicable rate ceiling" shall be the "indicated rate" ceiling from time to time in effect as limited by Art. 5069-1.04(b); provided, however, that to the extent permitted by applicable law, Payee reserves the right to change the "applicable rate ceiling" from time to time by further notice and disclosure to Maker; and, provided further, that the "highest nonusurious rate of interest permitted by applicable law" for purposes of this Note shall not be linuted to the applicable rate ceiling under Art. 5069-1.04 if federal laws or other state laws now or hereafter in effect and applicabie to this Note (and the interest contracted for, charged and collected hereunder) shall permit a higher rate of interest. (c) Employment Agreement. The term "Employment Agreement" shall mean the Executive Employment Agreement made as of August 17, 1999, between Maker and Payee.

      2. Interest Rate. The unpaid principal balance from the date hereof until maturity shall bear interest at a rate per annum equal to the lesser of the Stated Rate or the Maximum Rate. Interest on the unpaid principal balance hereof shall be calculated at a daily rate equal to 1/365th of the rate per annum herein provided, and shall be charged and collected on the actual number of days elapsed. After maturity, unpaid principal and, to the extent permitted by law, interest on this Note shall bear interest at a rate equal to the lesser of (i) four (4) percentage points over the Stated Rate or (ii) the Maximum Rate.

      3. Payment of Principal and Interest. The entire principal balance and accrued interest on this Note shall become due and payable on the earlier of (i) the fourth anniversary of the date of the concerned principal advance, or (ii) thirty (30) days after "Date of Termination" (as defined in the Employment Agreement) of Maker's employment with Payee in the event

Maker's employment with Payee is terminated for "Cause" (as such term is defined in subparagraph 7(c) of the Employment Agreement) or not for "Good Reason" (as such term is defined in subparagaph 7(e) of the Employment Agreement). Maker shall also be required to make prepayments on this Note in the amounts and in the manner required by paragraph 23 of the Employment Agreement.

      4.  Events of Default.

          (a) The occurrence of any one or more of the following events shall be deemed an event of default hereunder ("Event of Default"):

                (i) The failure of Maker to make any payment on this Note when the same becomes due and payable and such failure continues for ten
           (10) days after notice of such failure to pay is received by Maker from Payee; or

                (ii) Maker shall commence any case, proceeding or other action seeking reorganization, arrangement or adjustment of his debts under any bankruptcy, insolvency or reorganization law, or seek the appointment of a receiver, trustee or custodian for Maker or for all of his property; or

                (iii) Any case, proceeding or other action shall be commenced against Maker seeking reorganization, arrangement or adjustment of his debts under any bankruptcy, insolvency or reorganization law or seeking the appointment of a receiver, custodian or trustee for Maker or for all or substantially all of his property, and such case, proceedmg or other action remains undismissed for a period of sixty
          (60) days after commencement thereof.

          (b) Upon the occurrence of an Event of Default hereunder, Payee, at its option, may declare the entire unpaid principal balance and accrued interest on this Note to be immediately due and payable without notice any kind to Maker and without any other presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Maker, and may, at its option, exercise any other right or remedy existing at law or in equity. Failure to exercise any such right or remedy shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

      5. Voluntary Prepayment. Maker shall have the right and privilege from time to time to prepay in whole or in part this Note without premium or penalty. All such prepayments shall be first applied to all then accrued interest and then to principal, and the accrual of interest shall immediately cease on any principal amount so prepaid.

      6. Waiver. Maker waives demand, presentment for payment, notice of nonpayment, protest and notice of protest and agrees to any substitution, subordination or release of any parties primarily or secondarily liable hereon. No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right to remedy of Payee; and no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall be construed as a waiver of any right or remedy of Payee.

      7. Attorneys' Fees. If this Note is not paid pursuant to the terms hereof and is placed in the hands of an attorney for collection, or if it is collected through bankruptcy or any other court proceeding after maturity, then Payee shall be entitled to reasonable attorneys' fees for collection.

      8. Limitation on Agreements. It is the intention of Maker and Payee to comply with applicable usury laws. In furtherance thereof, Maker and Payee stipulate and agree that, notwithstanding any provision contained in this Note, or in any other agreement between Maker and Payee, Payee shall never be entitled to receive, collect or apply as interest on this Note, any amount in excess of the Maximum Rate, and, in the event Payee ever receives, collects or applies as interest any such excess, such amount that would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such, and if the principal amount of the Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payments (other than payments hereunder) as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread in equal parts the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term.

      9. Governing Law and Venue. This Note is being executed and delivered and is intended to be performed by the State of Texas. This Note shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of Texas.

     10. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by certified or registered mail, postage prepaid, with return receipt requested, addressed to Maker or Payee as follows:

                                If to Payee to:

                                Wyndham International, Inc.
                                1950 Stemmons Freeway Suite 6001
                                Dallas, Texas 75207

                                Attention: General Counsel

                                If to Maker to:

                                James D. Carreker
                                6801 Baltimore
                                Dallas, Texas 75205

or such other address as shall be furnished in writing by Maker or Payee to the other, in accordance with the above provisions, and such notice or communication shall be deemed to have been given as of the date so delivered in the case of personal delivery or three (3) days after deposit in the mail in the case of certified or registered mail.

     11. Arbitration. Maker and Payee agree that any claim, controversy or dispute arising out of or relating to this Note that cannot be amicably settled shall be referred to binding arbitration as hereinafter provided. If arbitration is required to resolve a dispute between Maker and Payee, Payee will notify the American Arbitration Association ("AAA") and request AAA to select one person to act as the arbitrator for resolution of this dispute, The selected arbitrator will establish the rule for arbitration of the dispute and such rules will be binding upon all parties to the arbitration proceeding. The arbitrator may use the rules of the AAA for commercial arbitration but is encouraged to adopt such rules as the arbitrator deems appropriate to accomplish the arbitration in the quickest and least expensive manner possible. Accordingly, the arbitrator may
(i) dispense with any formal rules of evidence and allow hearsay testimony so as to limit the number of witnesses required, (ii) minimize discovery procedures as the arbitrator deems appropriate, (iii) act upon his understanding or interpretation of the law on any issue without the obligation to research such issue or accept or act upon briefs of the issue prepared by any party, (iv) limit the time for presentation of any party's case as well as the amount of information or number of witnesses to be presented in connection with any hearing, (v) prevent any party from allowing an attorney to present or argue the party's case before the arbitrator in any hearing, and (vi) impose any other rules which the arbitrator believes appropriate to effect a resolution of the dispute as quickly and inexpensively as possible. The arbitration shall take place in Dallas, Texas. The arbitrator will have the exclusive authority to determine and award costs of arbitration and the cost incurred by any party for attorneys, advisors and consultants. Any award made by the arbitrator shall be binding on Maker, Payee and all parties to the arbitration and shall be enforceable to the fullest extent of the law.

    12. Master Note. This Note is to the extent specified in the Employment Agreement intended to document certain principal advances which may hereafter be made under the Employment Agreement by Payee to Maker This Note shall for purposes of each separate principal advance be deemed dated as of the date of the concerned advance;

                                               MAKER



                                                /s/ JAMES D. CARREKER
                                               -------------------------------
                                               James D. Carreker